                                                                     EXHIBIT 2.3
================================================================================


                              AGREEMENT OF MERGER



                         Dated as of February 16, 1999



                                     Among


                               APTARGROUP, INC.,

                             R MERGER CORPORATION,

                         R.P.M. MANUFACTURING COMPANY,

                                 EMIL MESHBERG

                                      and

                                RONALD MESHBERG


================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION

1.1.   Definitions.........................................................    1
1.2.   Interpretation......................................................    9

                                  ARTICLE II
                                  THE MERGER

2.1.   The Merger..........................................................    9
2.2.   Effective Time......................................................   10
2.3.   Effects of the Merger...............................................   10
2.4.   Certificate of Incorporation and Bylaws of the Surviving
       Corporation; Officers and Directors.................................   10
2.5.   Conversion of Company Common Stock..................................   10
2.6.   Election of Stock or Cash...........................................   11
2.7.   Purchase Price Per Share............................................   12
2.8.   Delivery of Cash and Certificates by Buyer..........................   12
2.9.   Dividends and Voting; Transfer Taxes................................   12
2.10.  No Fractional Securities............................................   13
2.11.  No Further Ownership Rights in Company Common Stock.................   13
2.12.  Closing of Company Transfer Books...................................   13
2.13.  Further Assurances..................................................   13

                                  ARTICLE III
                                    CLOSING

3.1.   Closing Date........................................................   14
3.2.   Filing Certificate of Merger........................................   14
3.3.   The Buyer's and Mergerco's Deliveries...............................   14
3.4.   The Shareholders' Additional Deliveries.............................   15

                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

4.1.   Organization of the Company; Capacity of the Shareholders...........   16
4.2.   Capital Structure of the Company....................................   17
4.3.   Subsidiaries and Investments........................................   17
4.4.   Financial Statements................................................   18
4.5.   Operations Since Balance Sheet Date.................................   18
4.6.   No Undisclosed Liabilities..........................................   20
4.7.   Taxes...............................................................   20
4.8.   Availability of Assets..............................................   21

                                                                            Page
                                                                            ----
4.9.   Governmental Permits................................................   21
4.10.  Real Property.......................................................   22
4.11.  Personal Property...................................................   22
4.12.  Intellectual Property; Software.....................................   23
4.13.  Accounts Receivable; Inventories....................................   25
4.14.  Employee Benefit Plans..............................................   25
4.15.  Employee Relations..................................................   28
4.16.  Contracts...........................................................   30
4.17.  No Violation, Litigation or Regulatory Action.......................   31
4.18.  Environmental Matters...............................................   31
4.19.  Insurance...........................................................   33
4.20.  Suppliers...........................................................   33
4.21.  Bank Accounts; Powers of Attorney; Minute Books.....................   33
4.22.  No Finder...........................................................   33
4.23.  Budgets.............................................................   33
4.24.  Warranties..........................................................   34
4.25.  Restricted Securities...............................................   34

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER

5.1.   Organization........................................................   35
5.2.   Authority...........................................................   35
5.3.   No Finder...........................................................   36
5.4.   Merger Shares.......................................................   36

                                  ARTICLE VI
                       ACTION PRIOR TO THE CLOSING DATE

6.1.   Investigation of the Company by the Buyer...........................   36
6.2.   Preserve Accuracy of Representations and Warranties.................   37
6.3.   Consents of Third Parties; Governmental Approvals...................   37
6.4.   Operations Prior to the Closing Date................................   38
6.5.   Notification by the Shareholders of Certain Matters.................   40
6.6.   Antitrust Law Compliance............................................   40
6.7.   Compliance with Environmental Property Transfer Acts................   41
6.8    No Solicitation.....................................................   41

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

7.1.   Covenant Not to Compete or Solicit Business.........................   41
7.2.   Access to Records after Closing.....................................   43
7.3.   Confidential Nature of Information..................................   43

                                                                            Page
                                                                            ----
7.4.   No Public Announcement..............................................   43
7.5.   Expenses............................................................   44
7.6.   Repayment of Indebtedness...........................................   44
7.7.   Further Assurances..................................................   44

                                 ARTICLE VIII
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

8.1.   Conditions to the Buyer's and Mergerco's Obligations................   45
8.2.   Conditions to the Shareholders' Obligations.........................   47

                                  ARTICLE IX
                                  TAX MATTERS

9.1.   Liability for Taxes.................................................   48
9.2.   Tax Returns.........................................................   49
9.3.   Contest Provisions..................................................   49
9.4.   Assistance and Cooperation..........................................   50

                                   ARTICLE X
                                INDEMNIFICATION

10.1.  Indemnification by the Shareholders.................................   51
10.2.  Indemnification by the Buyer........................................   53
10.3.  Notice of Claims....................................................   54
10.4.  Third Person Claims.................................................   55
10.5.  Shareholders' Environmental Indemnity...............................   56
10.6.  Security for Indemnification........................................   57
10.7.  Exclusive Remedy....................................................   57

                                  ARTICLE XI
                                  TERMINATION

11.1.  Termination.........................................................   57
11.2.  Notice of Termination...............................................   58
11.3.  Effect of Termination...............................................   58

                                  ARTICLE XII
                              GENERAL PROVISIONS

12.1.  Survival of Obligations.............................................   59
12.2.  Notices.............................................................   59
12.3.  Successors and Assigns..............................................   60
12.4.  Entire Agreement; Amendments........................................   60

                                                                            Page
                                                                            ----
12.5.  Waivers.............................................................   61
12.6.  Partial Invalidity..................................................   61
12.7.  Execution in Counterparts...........................................   61
12.8.  Governing Law.......................................................   61

                                   Exhibits

Exhibit A     Plan of Merger
Exhibit B     Certificate of Merger
Exhibit C     Escrow Agreement

                              AGREEMENT OF MERGER

          AGREEMENT OF MERGER dated as of February 16, 1999 among AptarGroup, Inc., a Delaware corporation (the "Buyer"), R Merger Corporation, a Connecticut
                                   -----
corporation ("Mergerco"), R.P.M. Manufacturing Company, a Connecticut
              --------
corporation (the "Company"), Emil Meshberg and Ronald Meshberg (each, a
                  -------
"Shareholder" and collectively the "Shareholders") (Mergerco and the Company
------------                        ------------
being hereinafter sometimes referred to as the "Constituent Corporations").
                                                ------------------------

                             PRELIMINARY STATEMENT

          WHEREAS, the Company is a Connecticut corporation having authorized capital consisting of 5,000 shares of common stock, par value $10 per share (the "Company Common Stock"), 100 shares of which are issued and outstanding, all of
 --------------------
which are owned of record and beneficially by the Shareholders; and

          WHEREAS, Mergerco is a Connecticut corporation having authorized capital consisting of 1,000 shares of common stock, par value $.01 per share

("Mergerco Common Stock"), 100 shares of which are issued and outstanding, all
-----------------------
of which are owned of record and beneficially by Buyer; and

          WHEREAS, the Board of Directors of Buyer and the respective Boards of Directors and shareholders of each Constituent Corporation have approved this Agreement and the merger of the Company with and into Mergerco (the "Merger");
                                                                     ------
and

          WHEREAS, the parties hereto desire that the Merger qualify as a reorganization in accordance with Section 368(a) of the Code;

          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION
                        ------------------------------

          1.1.  DEFINITIONS. In this Agreement, the following terms have the
                -----------
meanings specified or referred to in this Section 1.1 and shall be equally
                                          -----------
applicable to both the singular and plural forms.

          "ACQUIRED COMPANIES" means the Company, Emson and Philson.
           ------------------

          "AFFILIATE" means, with respect to any Person, any other Person which
           ---------
directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this Agreement, an "Affiliate" of a Shareholder shall include any relative or spouse who has the same home as such Shareholder.

          "AFTER-TAX BASIS" has the meaning specified in Section 10.3(c).
           ---------------                               ---------------

          "BALANCE SHEET" means the balance sheet of the Company as of December
           -------------
31, 1998 included in Schedule 4.4.
                     ------------

          "BALANCE SHEET DATE" means December 31, 1998.
           ------------------

          "BUYER" has the meaning specified in the first paragraph of this
           -----
Agreement.

          "BUYER ANCILLARY AGREEMENTS" means all agreements and contracts being
           --------------------------
or to be executed and delivered by the Buyer under this Agreement or in connection herewith.

          "BUYER COMMON STOCK" as the means specified in Section 2.5(d).
           ------------------                            --------------

          "BUYER GROUP MEMBER" means the Buyer and any Affiliates of the Buyer
           ------------------
(including the Surviving Corporation after the Closing Date) and their respective successors and assigns.

          "CASH ELECTION" has the  meaning specified in Section 2.6.
           -------------                                -----------

          "CBCA" has the meaning specified in Section 2.1.
           ----                               -----------

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et seq., as amended, and the
                                                 -- ---
regulations promulgated thereunder.

          "CERTIFICATE OF MERGER" has the meaning specified in Section 2.2.
           ---------------------                               -----------

          "CERTIFICATES" has the meaning specified in Section 2.8.
           ------------                               -----------

          "CLAIM NOTICE" has the meaning specified in Section 10.3.
           ------------                               ------------

          "CLOSING" means the closing of the Merger of the Company with and into
           -------
Mergerco in accordance with Article III.
                            -----------

          "CLOSING DATE" has the meaning specified in Section 3.1.
           ------------                               -----------

          "CODE" means the Internal Revenue Code of 1986, and except where the
           ----
context otherwise requires, the regulations promulgated thereunder.

          "COMPANY" has the meaning specified in the Preliminary Statement of
           -------
this Agreement.

          "COMPANY AGREEMENTS" has the meaning specified in Section 4.15.
           ------------------                               ------------

          "COMPANY COMMON STOCK" has the meaning specified in the Preliminary
           --------------------
Statement to this Agreement.

          "COMPANY GROUP" means any "affiliated group" (as defined in Section
           -------------
1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included the Company or any predecessor of or successor to the Company (or another such predecessor or successor), or any other group of corporations that, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with the Company or any predecessor of or successor to the Company (or another such predecessor or successor).

          "COMPANY PROPERTY" means any real or personal property, plant,
           ----------------
building, facility, structure, underground storage tank, equipment or unit, or other asset now owned, leased or operated by the Company.

          "COMPANY PURCHASE PRICE PER SHARE" has the meaning specified in
           --------------------------------
Section 2.7.
-----------

          "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated
           -------------------------
September 18, 1998 between the Buyer and Emson Incorporated.

          "CONTAMINANT" means any waste, pollutant, hazardous or toxic substance
           -----------
or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste regulated under any applicable Environmental Law.

          "CONVERSION NUMBER" has the meaning specified in Section 2.5(d).
           -----------------                               --------------

          "COPYRIGHTS" means United States and foreign copyrights, copyrightable
           ----------
works, and mask work, whether registered or unregistered, and pending applications to register the same.

          "COURT ORDER" means any judgment, order, award or decree of any
           -----------
foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "EFFECTIVE DATE" has the meaning specified in Section 2.2.
           --------------                               -----------

          "EFFECTIVE TIME" has the meaning specified in Section 2.2.
           --------------                               -----------

          "ELECTION" has the meaning specified in Section 2.6.
           --------                               -----------

          "EMSON" means Emson Research, Inc., a Connecticut corporation.
           -----

          "EMSON ACQUISITION AGREEMENT" means the stock purchase agreement dated
           ---------------------------
as of February 16, 1999 between Buyer and the Trust.

          "ENCUMBRANCE" means any lien (statutory or other), security interest,
           -----------
mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference or priority and any easement, encroachment, covenant, restriction, right of way or defect in title.

          "ENVIRONMENTAL ENCUMBRANCE" means an Encumbrance in favor of any
           -------------------------
Governmental Body for any liability, costs or damages under any applicable Environmental Law.

          "ENVIRONMENTAL LAW" means all Requirements of Laws relating to
           -----------------
pollution or protection of the environment or worker safety, including CERCLA, OSHA and RCRA.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and
           -----
the regulations promulgated thereunder.

          "ERISA AFFILIATE" has the meaning specified in Section 4.14(a).
           ---------------                               ---------------

          "ERISA BENEFIT PLAN" has the meaning specified in Section 4.14(a).
           ------------------                               ---------------

          "ESCROW AGENT" means The First National Bank of Chicago, as escrow
           ------------
agent under the Escrow Agreement.

          "ESCROW AGREEMENT" means the Escrow Agreement substantially in the
           ----------------
form of Exhibit C to be entered into among the Escrow Agent, the Buyer, the
        ---------
Trust, the Shareholders and Ronald Meshberg.

          "ESCROW AMOUNT" means the amount of $18 million deposited with the
           -------------
Escrow Agent pursuant to the Emson Acquisition Agreement.

          "EXPENSES" means any and all expenses incurred in connection with
           --------
investigating, defending or asserting any claim, action, suit or proceeding which is subject to indemnification hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

          "FEBRUARY 28 FINANCIAL STATEMENTS" has the meaning specified in
           --------------------------------
Section 7.8.
-----------

          "GOVERNMENTAL BODY" means any foreign, federal, state, local or other
           -----------------
governmental authority or regulatory body.

          "GOVERNMENTAL PERMITS" has the meaning specified in Section 4.9.
           --------------------                               -----------

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976 and the regulations promulgated thereunder.

          "INDEMNIFIED EVENT" has the meaning specified in Section 10.3(c).
           -----------------                               ---------------

          "INDEMNIFIED PARTY" has the meaning specified in Section 10.3(a).
           -----------------                               ---------------

          "INDEMNITOR" has the meaning specified in Section 10.3(a).
           ----------                               ---------------

          "INTELLECTUAL PROPERTY" means Copyrights, Patent Rights, Trademarks
           ---------------------
and Trade Secrets and all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate or pertain to any of the foregoing.

          "IRS" means the Internal Revenue Service.
           ---

          "KNOWLEDGE OF THE SHAREHOLDERS" means the actual knowledge, after
           -----------------------------
reasonable inquiry, of each of the Shareholders and of the officers and directors of the Company.

          "LEASED REAL PROPERTY" has the meaning specified in Section 4.10.
           --------------------                               ------------

          "LOSSES" means any and all losses, costs, obligations, liabilities,
           ------
settlement payments, awards, judgments, fines, penalties or damages; provided,
                                                                     --------
however, that Losses shall not include any punitive or exemplary damages, except
-------
to the extent such damages have been recovered by a third Person and are the subject of a third-Person claim for which indemnification is available under the terms of Article X.
         ---------

          "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means any
           -----------------------      -----------------------
condition, circumstance, change or effect (or any development that, insofar as can be reasonably foreseen, would result in any condition, circumstance, change or effect) that is materially adverse to the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Acquired Companies and the Subsidiaries taken as a whole, other than any such condition, circumstance, change, effect or development that relates to or arises from (i) changes in economic conditions in the economy generally, (ii) regulatory changes or changes in the Company's industry or in market conditions generally or (iii) if the Closing does not occur by March 1, 1999, the announcement of this Agreement.

          "MERGER" has the meaning specified in the Preliminary Statement to
           ------
this Agreement.

          "MERGER CONSIDERATION" has the meaning specified in Section 2.5(e).
           --------------------                               --------------

          "MERGER SHARES" has the meaning specified in Section 2.8.
           -------------                               -----------

          "MERGER TAXES" shall mean any additional Taxes imposed upon the
           ------------
Company (including, without limitation, any Taxes imposed pursuant to Section 1374 of the Code) or the Shareholders that would not have been imposed but for the failure of the Merger to qualify as a reorganization pursuant to section 368(a) of the Code or any similar provision of state or local law.

          "MERGERCO" has the meaning specified in the first paragraph of this
           --------
Agreement.

          "MERGERCO COMMON STOCK" has the meaning specified in the Preliminary
           ---------------------
Statement to this Agreement.

          "MULTIEMPLOYER PLAN" has the meaning specified in Section 4.14(c).
           ------------------                               ---------------

          "NONCOMPETITION TERRITORY" means the United States, Canada and the
           ------------------------
countries in the European Union.

          "NON-ERISA COMMITMENT" has the meaning specified in Section 4.14(b).
           --------------------                               ---------------

          "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. (S)(S)
           ----
651 et seq., and the regulations promulgated thereunder.
    -- ---

          "OTHER ACQUISITION AGREEMENTS" means the Emson Acquisition Agreement
           ----------------------------
and the Philson Acquisition Agreement.

          "OWNED REAL PROPERTY" has the meaning specified in Section 4.10.
           -------------------                               ------------

          "OWNED SOFTWARE" has the meaning specified in Section 4.12(g).
           --------------                               ---------------

          "PATENT RIGHTS" means United States and foreign patents, patent
           -------------
applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable or reduced to practice) and improvements thereto.

          "PENSION PLAN" has the meaning specified in Section 4.14(a).
           ------------                               ---------------

          "PERMITTED ENCUMBRANCES" means:  (i) liens for taxes and other
           ----------------------
governmental charges and assessments arising in the ordinary course of business which are not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings, (iii) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iv) liens disclosed on
Schedule 4.10(B) and (v) other liens or imperfections on property which are not
----------------
material in amount, do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection.

          "PERSON" means any individual, corporation, partnership, joint
           ------
venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "PHILSON" means Philson, Inc., a Connecticut corporation.
           -------

          "PHILSON ACQUISITION AGREEMENT" means the stock purchase agreement
           -----------------------------
dated as of February 16, 1999 between Buyer, Emil Meshberg and Samuel Meshberg.

          "PHILSON SHAREHOLDERS" means Emil Meshberg and Samuel Meshberg.
           --------------------

          "PLAN OF MERGER" has the meaning specified in Section 2.2.
           --------------                               -----------

          "POST-CLOSING PAYMENT" has the meaning specified in Section 7.8.
           --------------------                               -----------

          "PRIOR MULTIEMPLOYER PLAN" has the meaning specified in Section
           ------------------------                               -------
4.14(c).
-------

          "PRIOR PENSION PLAN" has the meaning specified in Section 4.14(a).
           ------------------                               ---------------

          "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.
           ----
(S)(S) 6901 et seq., and the regulations promulgated thereunder.
            -- ---

          "RELEASE" means any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment or into or out of any Company Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Company Property.

          "REQUIREMENTS OF LAWS" means any foreign, federal, state and local
           --------------------
laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body or common law.

          "RESTRICTED PARTIES" has the meaning specified in Section 7.1.
           ------------------                               -----------

          "S-CORP TAX" has the meaning specified in Section 9.2(b).
           ----------                               --------------

          "SECURITIES ACT" means the Securities Act of 1933, as amended.
           --------------

          "SHAREHOLDER" has the meaning specified in the first paragraph of this
           -----------
Agreement.

          "SHAREHOLDER ANCILLARY AGREEMENTS" means all agreements and contracts
           --------------------------------
being or to be executed and delivered by the Shareholders under this Agreement or in connection herewith.

          "SHAREHOLDER GROUP MEMBER" means the Shareholders and their Affiliates
           ------------------------
and their respective successors and assigns.

          "SOFTWARE" means computer software programs and software systems,
           --------
including all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

          "STOCK ELECTION" has the meaning specified in Section 2.6.
           --------------                               -----------

          "SURVIVING CORPORATION" has the meaning specified in Section 2.1.
           ---------------------                               -----------

          "TAKEOVER PROPOSAL" has the meaning specified in Section 6.8.
           -----------------                               -----------

          "TAX" (and, with correlative meaning, "Taxes" and "Taxable") means:
           ---                                   -----       -------

          (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, including, without duplication, estimated taxes, to the extent they affect the timing of the required payments of any of the foregoing taxes, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and

          (ii) any liability of the Company for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company under any Tax Sharing Arrangement or Tax indemnity arrangement.

          "TAX RETURN" means any return, report or similar statement required to
           ----------
be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

          "TAX SHARING ARRANGEMENT" means any written or unwritten agreement or
           -----------------------
arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes the Company.

          "TERMINATION DATE" has the meaning specified in Section 11.1(b).
           ----------------                               ---------------

          "TRADEMARKS" means United States, state and foreign trademarks,
           ----------
service marks, logos, trade dress and trade names (including all assumed or fictitious names under which the

Company is conducting business or has within the previous five years conducted business), whether registered or unregistered, and pending applications to register the foregoing.

          "TRADE SECRETS" means confidential ideas, trade secrets, know-how,
           -------------
concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information.

          "TRUST" means The Meshberg Family Trust formed by the Trust Agreement
           -----
made the 8th day of November, 1974 between Philip Meshberg, of Fairfield, Connecticut, as Grantor, and Julia Meshberg, Emil Meshberg, Samuel Robert Meshberg, Ronald Meshberg and Steven Breiner, as Trustees.

          "WARN" has the meaning specified in Section 4.15(e).
           ----                               ---------------

          "WELFARE PLAN" has the meaning specified in Section 4.14(a).
           ------------                               ---------------

          1.2.  INTERPRETATION. As used in this Agreement, the word "including"
                --------------
means including without limitation, the word "or" is not exclusive and the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections and Exhibits mean the Articles and Sections of and the Exhibits attached to this Agreement; (ii) to Schedules mean the sections identified as pertaining to the Company in the Schedules attached to this Agreement; (iii) to an agreement, instrument or other document as of any date mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement through such date; and (iv) to a statute as of any date mean such statute as amended from time to time (and includes any successor legislation thereto) through such date. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect meaning or interpretation of this Agreement.


                                  ARTICLE II

                                  THE MERGER
                                  ----------

          2.1.  THE MERGER. Upon the terms and subject to the conditions hereof,
                ----------
and in accordance with the Connecticut Business Corporation Act ("CBCA"), the
                                                                  ----
Company shall be merged with and into Mergerco at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of the Company shall cease, and Mergerco shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all
                  ---------------------
the rights and obligations of the Company in accordance with the CBCA.

          2.2.  EFFECTIVE TIME. The parties hereto shall cause the Merger to be
                --------------
consummated by (a) Buyer, Mergerco and the Company executing the plan of merger (the "Plan of Merger") in the form attached hereto as Exhibit A and (b) Mergerco
      --------------                                  ---------
filing a Certificate of Merger substantially in the form attached hereto as Exhibit B with respect thereto with the Secretary of State of the State of
---------
Connecticut pursuant to Section 33-819 of the CBCA (the "Certificate of
                                                         --------------
Merger"). The Merger shall become effective upon such filing as provided by the
------
CBCA. The date and time on such date of effectiveness of the Merger are herein called, respectively, the "Effective Date" and the "Effective Time."
                           --------------           --------------

          2.3.  EFFECTS OF THE MERGER. The Merger shall have the effects set
                ---------------------
forth in Section 33-820 of the CBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of Mergerco and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Mergerco and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

          2.4.  CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING
                ---------------------------------------------------------
CORPORATION; OFFICERS AND DIRECTORS.  (a)  At the Effective Time, the
-----------------------------------
Certificate of Incorporation of Mergerco, as in effect immediately prior to the Effective Time, shall be amended so that Section 1 thereof shall read in its entirety as follows:

          "1. NAME OF CORPORATION:  R.P.M. Manufacturing Company"

As so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of Mergerco shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (c) The directors and officers of Mergerco shall be the directors and officers of the Surviving Corporation until their successors are duly elected or appointed and qualified.

          2.5.  CONVERSION OF COMPANY COMMON STOCK. As of the Effective Time, by
                ----------------------------------
virtue of the Merger and without any action on the part of any shareholder of either of the Constituent Corporations:

          (a) All issued and outstanding shares of capital stock of Mergerco shall continue to be issued and outstanding shares of the Surviving Corporation. Each certificate of Mergerco evidencing ownership of any such shares shall continue to evidence ownership of the same number of shares of capital stock of the Surviving Corporation.

          (b) Each issued and outstanding share of Company Common Stock which under the terms of Section 2.6 is to be converted
                                    -----------
     into cash shall be converted into the right to receive in cash an amount equal to the Company Purchase Price Per Share (as defined in Section 2.7).
        -----------

          (c) All shares of Company Common Stock that are held in treasury of the Company shall be canceled and no capital stock of Buyer, cash or other consideration shall be delivered in exchange therefor.

          (d)   Except as provided in Section 2.6 and subject to Sections 2.9
                                      -----------                ------------
     and 2.10, each share of Company Common Stock issued and outstanding
         ----
     immediately prior to the Effective Time (other than shares to be converted into cash in accordance with Section 2.5(b) or canceled in accordance with
                                  --------------
     Section 2.5(c)) shall be converted into the number (the "Conversion
     --------------                                           ----------
     Number") of validly issued, fully paid and nonassessable shares of common
     ------
     stock, par value $.01 per share, of Buyer, together with associated preferred stock purchase rights (collectively, the "Buyer Common Stock"),
                                                         ------------------
     rounded to the nearest hundredth of a share, or if there shall not be a nearest hundredth of a share, to the next lower hundredth of a share, determined by dividing the Company Purchase Price Per Share by $27.00 per share.

          (e) All shares of Company Common Stock when so converted as provided in Sections 2.5(b) and 2.5(d), as the case may be,
                    ---------------     ------
     shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate theretofore representing any such shares shall cease to have any rights with respect thereto, except the right to receive, in accordance with
     Section 2.8, the shares of Buyer Common Stock and/or cash into
     -----------
     which such shares are convertible, cash in lieu of fractional shares as contemplated by Section 2.10 (collectively, "Merger
                               ------------
     Consideration") and certain dividends and other distributions as contemplated by Section 2.9.
                     -----------

          (f) Notwithstanding anything in this Agreement to the contrary, the Shareholders, each of whom is a party hereto, by virtue of their execution of this Agreement, have approved the Plan of Merger and the Merger and have waived any and all rights that they might otherwise have to dissent from the Plan of Merger and to demand appraisal for their shares of Company Stock in accordance with the CBCA.

          2.6.  ELECTION OF STOCK OR CASH. Each Shareholder shall have the right
                -------------------------
to submit, in accordance with the following procedures, a request specifying the number of shares of Company Common Stock which such Shareholder desires to have converted into shares of Buyer Common Stock in the Merger and the number which such Shareholder desires to have converted into the right to receive cash in the
Merger:

          (a) Each Shareholder may specify in a request made in accordance with the provisions of this Section 2.6 (an
                                            -----------
     "Election") (i) the number of such shares of Company Common Stock
      --------
     which such Shareholder desires to have converted into
     the right to receive cash in the Merger (a "Cash Election") and
                                                 -------------
     (ii) the number of such shares which such Shareholder desires to have converted into shares of Buyer Common Stock in the Merger (a "Stock Election"); provided, however, that no more than 65.300493
      --------------    --------  -------
     shares of Company Common Stock may be subject to a Stock Election and no more than 51 shares of Company Common Stock may be subject to a Cash Election. If more than 65.300493 shares of Company Common Stock are subject to a Stock Election, such excess shares shall nevertheless be converted into the right to receive cash in accordance with Section 2.5(b). If more than 51 shares of Company
                     --------------
     Common Stock are subject to a Cash Election, such excess shall nonetheless be converted into the right to receive Buyer Common Stock in accordance with Section 2.5(d).
                              --------------

          (b) An Election shall have been properly made only if Buyer shall have received, concurrently with the execution of this Agreement, a Form of Election properly completed and signed by the Shareholder.

          (c)   No Shareholder may change or revoke his Election.

          2.7.  PURCHASE PRICE PER SHARE. The "Company Purchase Price Per Share"
                ------------------------       --------------------------------
shall be equal to (i) $6,134,779 divided by (ii) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

          2.8.  DELIVERY OF CASH AND CERTIFICATES BY BUYER. Upon surrender by a
                ------------------------------------------
Shareholder to Buyer of the certificates representing shares of Company Common Stock (the "Certificates") held by such Shareholder following the Effective
            ------------
Time, Buyer shall promptly deliver to each Shareholder, (a) the cash to which such Shareholder shall be entitled under Sections 2.5(b) and Section 2.10 by
                                         ---------------     ------------
check or wire transfer to such account as shall be designated by such Shareholder and (b) the certificates, issued in the name of such Shareholder, representing the shares of Buyer Common Stock to which such Shareholder shall be entitled under Section 2.5(d) (the "Merger Shares"). In no event shall the
               --------------       -------------
Shareholder of any such surrendered Certificate be entitled to receive interest on any of the funds to be received in the Merger. Each share of Buyer Common Stock into which a share of Company Common Stock shall be converted pursuant to
Section 2.5(d) shall be deemed to have been issued at the Effective Time.
--------------

          2.9.  DIVIDENDS AND VOTING; TRANSFER TAXES. No dividends or other
                ------------------------------------
distributions that are declared on or after the Effective Time on Buyer Common Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive certificates representing Buyer Common Stock, nor shall such persons be entitled to vote such shares of Buyer Common Stock, until such persons surrender their Certificates as provided in this Article II. Subject to the effect of applicable
                                 ----------
law, there shall be paid to the record holder of the certificates representing such Buyer Common Stock (a) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of such Buyer Common Stock and having a record date on or after the Effective Time and a payment date prior to such surrender and (b) at the appropriate payment date, the amount of dividends or other distributions payable with respect to whole shares of Buyer Common Stock and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

          2.10. NO FRACTIONAL SECURITIES. No certificates or scrip representing
                ------------------------
fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, and no Buyer dividend or
                                          ----------
other distribution, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a securityholder of Buyer. In lieu of any fractional share, each Shareholder who would otherwise have been entitled to a fraction of a share of Buyer Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest and
                 ----------
rounded to the nearest whole cent) determined by multiplying $27.00 by the fractional share interest to which such Shareholder would otherwise be entitled. As soon as practicable after the determination of the amount of cash to be paid to the Shareholders in lieu of any fractional interests, Buyer shall pay such amounts to the Shareholders.

          2.11. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All Merger
                ---------------------------------------------------
Consideration paid or payable upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid or be payable in full satisfaction of all rights of ownership, including voting rights, pertaining to the shares of Company Common Stock.

          2.12. CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the
                ---------------------------------
stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made.

          2.13. FURTHER ASSURANCES. If, at any time after the Effective Time,
                ------------------
the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of each of the Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                                  ARTICLE III

                                    CLOSING
                                    -------

          3.1. CLOSING DATE.  The Closing shall take place at 10:00 A.M.,
               ------------
local time, on the first business day after the conditions set forth in Article
                                                                        -------
VIII have been satisfied or waived, at the offices of Sidley & Austin, One First
----
National Plaza, Chicago, Illinois 60603, or at such other time, date or place as shall be agreed upon by the Buyer and the Shareholders. The time and date on which the Closing is actually held are sometimes referred to herein as the

"Closing Date."
-------------

          3.2. FILING CERTIFICATE OF MERGER.  Subject to the fulfillment
               ----------------------------
or, if permissible, waiver of the conditions to the respective obligations of each of the parties set forth in Article VIII, at the Closing the parties shall
                                 ------------
cause the Merger to be consummated by (a) Buyer, Mergerco and the Company executing the Plan of Merger and (b) Mergerco filing the Certificate of Merger, executed and acknowledged in accordance with the laws of the State of Connecticut, in the office of the Secretary of State of the State of Connecticut.

          3.3. THE BUYER'S AND MERGERCO'S DELIVERIES.  At the Closing the
               -------------------------------------
Buyer and Mergerco shall deliver (or cause to be delivered) to the Shareholders all of the following:

          (a) Certificate of good standing of the Buyer issued as of a recent date by the Secretary of State of the State of Delaware;

          (b) Certificate of the secretary or an assistant secretary of the Buyer, dated the Closing Date, in form and substance reasonably satisfactory to the Shareholders, as to (i) the Certificate of Incorporation of Buyer; (ii) the by-laws of the Buyer; (iii) the resolutions of the Board of Directors of the Buyer authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of the Buyer executing this Agreement and any Buyer Ancillary Agreement;

          (c) Certificate of good standing of the Mergerco issued as of a recent date by the Secretary of State of the State of Connecticut;

          (d) Certificate of the secretary or an assistant secretary of the Mergerco, dated the Closing Date, in form and substance reasonably satisfactory to the Shareholders, as to (i) the Certificate of Incorporation of Mergerco; (ii) the by-laws of Mergerco; (iii) the resolutions of the Board of Directors and sole shareholder of Mergerco authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Mergerco executing this Agreement and any Mergerco Ancillary Agreement;

          (e) Opinion of counsel to the Buyer substantially in the form contained in Exhibit E of the Emson Acquisition Agreement;
                       ---------

          (f)  The certificates contemplated by Section 8.2(a), duly
                                                --------------
     executed by the President or any Vice President of the Buyer and Mergerco, respectively; and

          (g)  The Escrow Agreement duly executed by the Buyer.

          3.4. THE SHAREHOLDERS' ADDITIONAL DELIVERIES.  At the Closing the
               ---------------------------------------
Shareholders shall deliver (or cause to be delivered) to the Buyer all of the following:

          (a) Certificate of good standing of the Company issued as of a recent date by the Secretary of State of the state of incorporation of each entity;

          (b) Certificate of the secretary or an assistant secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Buyer, as to (i) the Certificate of Incorporation of the Company; (ii) the by-laws of the Company;
     (iii) the resolutions of the Board of Directors and shareholders of the Company authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of the Company executing this Agreement and any Company Ancillary Agreement;

          (c)  Opinion of counsel(s) to the Shareholders and the
     Company substantially in the form contained in Exhibit F to the
                                                    ---------
     Emson Acquisition Agreement;

          (d) All consents, waivers or approvals obtained by the Shareholders or the Company with respect to the consummation of the transactions contemplated by this Agreement;

          (e)  The certificates contemplated by Sections 8.1(a), (b)
                                                ---------------  ---
     and (i), duly executed by the Shareholder;
         ---

          (f)  The certificates for the shares of Company Common
     Stock canceled pursuant to the Merger; and

          (g)  The Escrow Agreement duly executed by the Shareholders.

                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
              --------------------------------------------------

          As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholders, jointly and severally, represent and warrant to Buyer and agree as follows:

          4.1. ORGANIZATION OF THE COMPANY; CAPACITY OF THE SHAREHOLDERS.
               ---------------------------------------------------------
(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Company has full power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 4.3, which jurisdictions are the only ones in
                        ------------
which the ownership or leasing of its assets or the conduct of its business requires such qualification, except for jurisdictions where the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. No other jurisdiction has demanded, requested or otherwise indicated that the Company is required so to qualify.

          (b) (i) The Company has full power and authority to execute, deliver and perform this Agreement and the Plan of Merger. The execution, delivery and performance of this Agreement and the Plan of Merger by the Company have been duly authorized and approved by the Company's board of directors and shareholders and do not require any further authorization or consent of the Company or its shareholders. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable in accordance with its terms, and the Plan of Merger has been duly authorized by the Company and upon execution and delivery by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

          (ii) Each of the Shareholders has full legal capacity to execute, deliver and perform this Agreement and all of the Shareholder Ancillary Agreements to which such Person is a party. This Agreement has been duly executed and delivered by each of the Shareholders and is the legal, valid and binding agreement of each Shareholder enforceable in accordance with its terms, and each of the Shareholder Ancillary Agreements to which such Person is a party upon execution and delivery by such Shareholder will be a legal, valid and binding obligation of such Shareholder enforceable in accordance with its terms.

          (c)  Except as set forth in Schedule 4.1, neither the execution and
                                      ------------
delivery by the Company or the Shareholders of this Agreement or any of the Shareholder Ancillary Agreements or the consummation by the Company or the Shareholders of any of the transactions contemplated hereby or thereby nor compliance by the Shareholders with or fulfillment by the Company or the Shareholders of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of the Shareholder or the Company, under (1) the charter or by-laws of the Company, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which any Shareholder or the Company is a party or any of the respective assets or properties of the Shareholders or the Company is subject or by which the Shareholders or the Company is bound, (3) any Court Order to which any Shareholder or the Company is a party or any of the respective assets or properties of the Shareholders or the Company is subject or by which any Shareholder or the Company is bound, or (4) any Requirements of Laws affecting the Shareholders, the Company or their respective assets or properties; or

          (ii) except as provided in Section 3.2, require the
                                     -----------
     approval, consent, authorization or act of, or the making by the Shareholders or the Company of any declaration, filing or registration with, any Person, except as provided under the HSR Act.

          4.2. CAPITAL STRUCTURE OF THE COMPANY.  (a)  The authorized
               --------------------------------
capital stock of the Company consists of 5000 shares of common stock, par value $10 per share, of which 100 shares are issued and outstanding and 49 of which are owned beneficially and of record by Emil Meshberg and 51 of which are owned beneficially and of record by Ronald Meshberg. Except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of the Company. No holder of Company Common Stock has any preemptive, stock purchase or other rights to acquire Company Common Stock. All of the outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. All shares of Company Common Stock are owned by the Shareholders free from Encumbrances of any kind.

          (b) True and complete copies of the certificate of incorporation and all amendments thereto, of the by-laws, as amended to date, and of the stock ledger of the Company have been delivered to Buyer.

          (c) The amount of interest-bearing debt for the Company on the last day of each of the six months in the period ended December 31, 1998 was $0.

          4.3. SUBSIDIARIES AND INVESTMENTS.  The Company does not,
               ----------------------------
directly or indirectly, own, of record or beneficially, any outstanding voting securities or other equity interests in or control any corporation, limited liability company, partnership, trust, joint venture or other entity.

          4.4. FINANCIAL STATEMENTS.  Schedule 4.4 contains the balance
               --------------------   ------------
sheets of the Company as of December 31, 1998 and the related statements of income and cash flows for the year then ended, together with the appropriate notes to such financial statements and the report thereon of Chassin Levine Rosen & Company, LLP. Except as set forth therein or in the notes thereto, such balance sheet and statements of income and cash flow have been prepared in conformity with U.S. generally accepted accounting principles consistently applied, and present fairly in all material respects the financial position and results of operations and cash flow of the Company as of December 31, 1998 and for the year then ended.

          4.5. OPERATIONS SINCE BALANCE SHEET DATE.  (a)  Except as set
               -----------------------------------
forth in Schedule 4.5 and in Section 7.6, since the Balance Sheet Date, there
         ------------        -----------
has been:

          (i) no material adverse change in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and no fact or condition exists or, to the Knowledge of the Shareholders, is contemplated or threatened which might reasonably be expected to cause such a change in the future; and

          (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting in any material respect any of the assets, business, operations or condition of the Company, taken as a whole.

          (b)  Except as set forth in Schedule 4.5, since the Balance Sheet
                                      ------------
Date, the Company has conducted its business only in the ordinary course and in conformity with past practice and, without limiting the generality of the foregoing, has not:

          (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from the Company to the Shareholders or any of their Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than a Permitted Encumbrance) on, any of the assets reflected on the Balance Sheet or any assets acquired by the Company after the Balance Sheet Date, except for (i) inventory in the ordinary course of business consistent with past practice or
     (ii) minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice;

          (ii) canceled any debts owed to or claims held by the Company (including the settlement of any claims or litigation) or waived any other rights held by the Company, other than in the ordinary course of business consistent with past practice;

         (iii) paid any claims against the Company (including the settlement of any claims and litigation against the Company or the payment or settlement of any obligations or liabilities of the Company) other than in the ordinary course of business consistent with past practice;

          (iv) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

          (v) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

          (vi) delayed or accelerated payment of any account payable or other liability of the Company beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (vii) acquired any real property or undertaken or committed to undertake capital expenditures which exceed $250,000 in the aggregate;

         (viii) made, or agreed to make, any payment of cash or distribution of assets to the Shareholders or any of their Affiliates, or entered into, or agreed to enter into, any agreement or transaction with the Shareholders, any Affiliate of the Shareholders or any member of the immediate family of the Shareholders or any Affiliate of the Shareholders;

          (ix) instituted any increase in any compensation payable to any officer or employee of the Company or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to officers or employees of the Company;

          (x) made any change in the accounting principles and practices used by the Company from those applied in the preparation of the Balance Sheet and the related statements of income and cash flow for the period ended on the Balance Sheet Date;

          (xi) filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including, without limitation, positions, elections or methods which would have the effect of deferring income to periods for which the Shareholders are not liable pursuant to Section 9.1 or accelerating deductions
                                -----------
     to for which the Shareholders are liable pursuant to Section
                                                          -------
     9.1); or
     ---

          (xii) entered into or become committed to enter into any other material transaction except in the ordinary course of business.

          4.6.   NO UNDISCLOSED LIABILITIES.  Except as set forth in Schedule
                 --------------------------                          --------
4.6, the Company is not subject to any liability (including any known unasserted
---
claims), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the Balance Sheet, other than liabilities of the same nature as those set forth in the Balance Sheet and the notes thereto and reasonably incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice.

          4.7.   TAXES. (a)  Except as set forth in Schedule 4.7(a), (i) the
                 -----                              ---------------
Company and each Company Group has filed all Tax Returns required to be filed;
(ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by the Company and each Company Group for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by the Company or any Company Group have been timely paid; (iv) none of the Company or any member of any Company Group has waived or been requested to waive any statute of limitations in respect of Taxes; (v) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or proposed or, to the Knowledge of the Shareholders, threatened with respect to Taxes of the Company or any Company Group and, to the Knowledge of the Shareholders, no basis exists therefor; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (viii) all Tax Sharing Arrangements and Tax indemnity arrangements will terminate prior to the Closing Date and the Company will not have any liability thereunder on or after the Closing Date; (ix) there are no liens for Taxes upon the assets of the Company except liens relating to current Taxes not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings; (x) all Taxes which the Company or any Company Group have been required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company; (xi) there are no Tax rulings or requests for rulings relating to the Company or any Company Group which could affect the Company's liability for Taxes for any period after the Closing Date; (xii) the Company will not be required, as a result of a change in accounting method for a Tax period beginning on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state or local Tax law) in taxable income for any Tax period beginning after the Closing Date; (xiii) the Company will not be required, as a result of any "closing agreement" (as described in Section 7121 of the Code or any corresponding provision of state or local Tax law), to include any item of income in, or exclude any item of deduction from, any taxable period (or portion thereof) beginning on or after the Closing Date; and (xiv) no claim has ever been made by a Taxing authority in a jurisdiction where the Company has never paid Taxes or filed Tax Returns asserting that the Company is or may be the Tax owner subject to Taxes assessed by such jurisdiction.

          (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.

          (c) In connection with the transactions contemplated by this Agreement, there will be no payment or other benefit or any acceleration of the vesting of any options, payments or other benefits, in each case that will be (or under Section 280G of the Code and the Treasury Regulations thereunder will be presumed to be) a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment, benefit or acceleration is reasonable compensation for personal services performed to be performed in the future.

          (d) The Company has made a valid election under Section 1362 of the Code to be treated as an "S corporation" and has at all times since March 13, 1991 qualified as an "S corporation" for purposes of Subchapter S of the Code.

          4.8. AVAILABILITY OF ASSETS.  (a) Except as set forth in Schedule
               ----------------------                              --------
4.8(A), the assets owned or leased by the Company constitute all the assets and
------
properties used in, or necessary for, the operation of the business of the Company (including all books, records, computers and computer programs and data processing systems) and are in all material respects in good condition (subject to normal wear and tear) and serviceable condition and are in all material respects suitable for the uses for which intended.

          (b)  Except for services and goods provided by Emson or Philson,

Schedule 4.8(B) sets forth a description of all services and goods provided by
---------------
the Shareholders or any Affiliate of the Shareholders to the Company utilizing either (i) assets not owned by the Company or (ii) employees not listed in
Schedule 4.15(A) (other than those employees not listed by reason of clause (i)
----------------
of Section 4.15(A)) and the manner in which the costs of providing such services
   ---------------
and goods have been allocated to the Company.

          4.9. GOVERNMENTAL PERMITS.  The Company owns, holds or possesses
               --------------------
all material licenses, franchises, permits, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business substantially as currently conducted (herein collectively called "Governmental
                                                                  ------------
Permits").  Schedule 4.9 sets forth a list of each Governmental Permit, except
-------     ------------
for such incidental licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof.

          Except as set forth in Schedule 4.9, (i) the Company has fulfilled and
                                 ------------
performed its obligations under each of the Governmental Permits in all material respects, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or material default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit (other than the termination thereof at the scheduled expiration of such Governmental Permit), or which might adversely affect in any material respect the rights of the Company under any such Governmental Permit; (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, the Shareholders or the Company; and (iii) each of the Governmental Permits is valid, subsisting and in full force and effect, in each case without (x) the occurrence of any breach, default or forfeiture of rights thereunder, or (y) the consent, approval, or act of, or the making of any filing with, any Governmental Body.

          4.10. REAL PROPERTY.  (a)  There is no real property owned by the
                -------------
Company ("Owned Real Property"), and (ii) there is no option held by the Company
          -------------------
to acquire any real property.

          (b)   Schedule 4.10(B) sets forth a list and brief description of each
                ----------------
lease or similar agreement under which (i) the Company is lessee of, or holds, uses or operates, any real property owned by any third Person (the "Leased Real
                                                                    -----------
Property") or (ii) the Company is lessor of any of the Owned Real Property.
--------
Except as set forth on Schedule 4.10(B), the Company has the right to quiet
                       ----------------
enjoyment of all the Leased Real Property described in such Schedule for the full term of each such lease or similar agreement (and any renewal option) relating thereto, and the leasehold or other interest of the Company in such Leased Real Property is not subject or subordinate to any Encumbrance, except for Permitted Encumbrances. Except as set forth on Schedule 4.10(B), and except
                                                    ----------------
for Permitted Encumbrances, there are no agreements or other documents governing or affecting in any material respect the occupancy or tenancy of any of the Leased Real Property by the Company or of any of the Owned Real Property by any Person other than the Company. Complete and correct copies of any instruments evidencing Encumbrances, commitments for the issuance of title insurance, title opinions, surveys and appraisals in the Shareholders' or the Company's possession and any policies of title insurance currently in force and in the possession of Shareholders or the Company, if any, with respect to each such parcel of Leased Real Property have heretofore been made available by the Shareholders to the Buyer.

          (c) Neither the whole nor any part of the Owned Real Property or any real property leased, used or occupied by the Company is subject to any pending suit for condemnation or other taking by any public authority, and, to the Knowledge of the Shareholders, no such condemnation or other taking is threatened or contemplated.

          4.11. PERSONAL PROPERTY.  (a)  Except as set forth in Schedule
                -----------------                               --------
4.11(A), the Company has good and marketable title to all of their tangible
-------
assets and properties (other than the Owned Real Property) free and clear of all Encumbrances, except for Permitted Encumbrances. Schedule 4.11(A) contains a
                                                  ----------------
list of all vehicles, furniture and other personal property located at the Owned Real Property or the Leased Real Property which is not owned or leased by the Company having an original cost of $10,000 or more.

          (b)   Schedule 4.11(B) contains a brief description of each lease or
                ----------------
other agreement under which the Company is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, except for any such lease, agreement or right that is terminable by the Company without penalty or payment on notice of 30 days or less, or which involves the payment by the Company of rentals of less than $50,000 per year.

          4.12. INTELLECTUAL PROPERTY; SOFTWARE.  (a)  Schedule 4.12(A)
                -------------------------------        ----------------
contains a list and description (showing in each case any product, device, process, service, business or publication covered thereby, the registered or other owner, expiration date and number, if any) of all Copyrights and Patent Rights (excluding expired patents) and registered Trademarks owned by, licensed to or used by the Company.

          (b)   Schedule 4.12(B) contains a list and description (showing in
                ----------------
each any owner, licensor or licensee) of all Software owned by, licensed to or used by the Company, except Software licensed to the Company that is available in consumer retail stores and subject to "shrink-wrap" license agreements ("Shrink-Wrap Software").
 ----------------------

          (c)   Schedule 4.12(C) contains a list and description of all
                ----------------
agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to (i) any Copyrights, Patent Rights (excluding expired patents) and registered Trademarks listed in Schedule 4.12(A), (ii) any Trade Secrets
                                ----------------
licensed to the Company or (iii) any Software listed in Schedule 4.12(B).
                                                        ----------------

          (d)   Except as disclosed in Schedule 4.12(D), the Company either:
                                       ----------------
(i) owns the entire right, title and interest in and to the Intellectual Property and Software (excluding Shrink-Wrap Software) listed in Schedule
                                                                 --------
4.12(A), free clear of any Encumbrance or (ii) has the perpetual, royalty-free
-------
right to use the same.

          (e)   Except as disclosed in Schedule 4.12(E):  (i) all registrations
                                       ----------------
for Copyrights, Patent Rights and Trademarks identified in Schedule 4.12(A) as
                                                           ----------------
being owned by the Company are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind; (ii) the Intellectual Property owned by the Company is valid and enforceable; (iii) the Company has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property and Software owned by the Company and, to the Knowledge of the Shareholders, there is no basis for any such action; (iv) the Company has taken all actions reasonably necessary to protect, and where necessary register, the Copyrights, Trademarks, Software, Patent Rights or Trade Secrets; and (v) the Company is not in breach of any agreement affecting the Intellectual Property, and has not taken any action which would impair or otherwise adversely affect its rights in the Intellectual Property. Correct and complete copies of (x) registrations for all registered Copyrights, Patent Rights and Trademarks identified in Schedule 4.12(A) as being owned by
                                           ----------------
the Company and (y) all pending applications to register unregistered Copyrights, Patent Rights and Trademarks identified in Schedule 4.12(A) as being
                                                       ----------------
owned by the Company (together with any subsequent correspondence, notices or filings relating to the foregoing) have heretofore been made available by the Shareholders to the Buyer.

          (f)   Except as set forth in Schedule 4.12(F), (i) no infringement of
                                       ----------------
any Intellectual Property of any other Person has occurred or results in any way from the operations, activities, products, Software, equipment, machinery or processes used in the Company's business; (ii) no claim of any infringement of any Intellectual Property of any other Person is currently being made or asserted in respect of the operations of the Company's business; (iii) no claim of invalidity of any Copyright, Trademark or Patent Right, Software or Trade Secret has been made; (iv) no proceedings are pending or, to the Knowledge of the Shareholders, threatened which challenge the validity, ownership or use of any Intellectual Property; and (v) the Shareholders have had no notice of, or Knowledge of any basis for, a pending or future claim against the Company that the operations, activities, products, Software, equipment, machinery or processes of the Company infringe any Intellectual Property of any other Person.

          (g)   Except as disclosed in Schedule 4.12(G):  (i) the Software
                                       ----------------
(excluding Shrink-Wrap Software) included in the assets and properties of the Company is not subject to any transfer, assignment, reversion, site, equipment, or other limitations; (ii) the Company has maintained and protected the Software included in the assets and properties of the Company that its owns (the "Owned
                                                                         -----
Software") (including all source code and system specifications) with
--------
appropriate proprietary notices, confidentiality and non-disclosure agreements and such other measures as are necessary to protect the proprietary, trade secret or confidential information contained therein; (iii) the Owned Software has been registered or is eligible for protection and registration under applicable copyright law and has not been forfeited to the public domain; (iv) the Company has copies of all prior releases or separate versions of the Owned Software so that the same may be subject to registration in the United States Copyright Office; (v) the Company has the complete and exclusive right, title and interest in and to the Owned Software; (vi) the Company has developed the Owned Software through its own efforts and for its own account without the aid or use of any consultants, agents, independent contractors or Persons (other than Persons that are employees of the Company); (vii) the Owned Software does not infringe any Intellectual Property of any other Person; (viii) any Owned Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools, and higher level (or "proprietary") language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, enhance, modify, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by the Company; (ix) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Owned Software by any other Person; (x) the Owned Software complies with all applicable Requirements of Laws relating to the export or reexport of the same; and (xi) the Owned Software may be exported or reexported to all countries without the necessity of any license, other than to those countries specified as prohibited destinations pursuant to applicable regulations of the United States Department of Commerce and/or the United States State Department.

          (h)   Except as disclosed in Schedule 4.12(H), all employees, agents,
                                       ----------------
consultants or contractors who have contributed to or participated in the creation or development of any Intellectual Property or Software on behalf of the Company or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which the Company is deemed to be the original owner/author of all property rights therein; (ii) has executed an assignment or an agreement to assign in favor of the Company (or such predecessor in interest, as applicable) of all right, title and interest in such material; or (iii) with respect to employees, such copyrightable, patentable or trade secret material was developed within the scope of their employment with resources of the Company.

          4.13.  ACCOUNTS RECEIVABLE; INVENTORIES.  (a) All accounts
                 --------------------------------
receivable of the Company have arisen from bona fide transactions by the Company. All accounts receivable reflected in the Balance Sheet are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts reflected in the Balance Sheet.

          (b) The inventories of the Company (including raw materials, supplies, work-in-process, finished goods and other materials) reflected on the Balance Sheet (i) are in good, merchantable and useable condition, (ii) are reflected in the Balance Sheet at the lower of cost or market in accordance with U.S. generally accepted accounting principles consistently applied and (iii) are, in the case of finished goods, of a quality and quantity saleable in the ordinary course of business and, in the case of all other inventories, are of a quality and quantity useable in the ordinary course of business. The inventory obsolescence policies of the Company reflected on the Balance Sheet are appropriate for the nature of the products sold and the marketing methods used by the Company and the reserve for inventory obsolescence contained in the Balance Sheet fairly reflects the amount of obsolete inventory as of the Balance Sheet Date. The Shareholders have heretofore made available to the Buyer a list of places where material inventories of the Company were located as of the Balance Sheet Date.

          4.14.  EMPLOYEE BENEFIT PLANS.  (a)  Set forth in Schedule 4.14(A)
                 ----------------------                     ----------------
is a true and complete list of each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) maintained by the Company or an ERISA Affiliate, or with respect to which the Company or an ERISA Affiliate is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company or an ERISA Affiliate due to such employment (the "Pension Plans"). Set forth in Schedule 4.14(A) is a true and
                 -------------                  ----------------
complete list of each "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) maintained by the Company, or with respect to which the Company is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company due to such employment (the "Welfare Plans") (the Pension Plans and Welfare Plans being the
                 -------------
"ERISA Benefit Plans").  In addition, set forth in Schedule 4.14(A) is a true
 -------------------                               ----------------
and complete list of each other "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) ever subject to Title IV of ERISA and (i) maintained by the Company or any ERISA Affiliate at any time during the six-year period prior to the Closing Date, or (ii) with respect to which the Company or any ERISA Affiliate was required to make any payment at any time during such period (the "Prior Pension Plans"). For purposes of this Agreement, "ERISA
             -------------------                                      -----
Affiliate" means (i) any corporation which at any time on or before the Closing
---------
Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the Closing Date is or was under common control (within meaning of section 414(c) of the Code) with the Company; and (iii) any entity which at any time on or before the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company, any corporation described in clause (i) or any partnership, trade or business described in clause (ii) of this paragraph.

          (b) Other than those listed in Schedule 4.14(A), set forth in Schedule
                                         ----------------               --------
4.14(B) is a true and complete list of each of the following to which the
-------
Company is a party or with respect to which it is or will be required to make any payment (the "Non-ERISA Commitments"):
                  ---------------------

          (i) each retirement, savings, profit sharing, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation or holiday pay, hospitalization or other medical, disability, life or other insurance, or other welfare, benefit or fringe benefit plan, policy, trust, understanding or arrangement of any kind, whether written or oral; and

          (ii) each employee collective bargaining agreement and each agreement, understanding or arrangement of any kind, whether written or oral, with or for the benefit of any present or prior officer, director, employee, agent or consultant (including, without limitation, each employment, compensation, deferred compensation, severance or consulting agreement or arrangement, confidentiality agreement, covenant not to compete, and any agreement or arrangement associated with a change in ownership or control of the Company, but excluding employment agreements terminable by the Company without premium or penalty or notice of 30 days or less under which the only monetary obligation of the Company is to make current wage or salary payments and provide current fringe benefits).

The Company has delivered or made available to Buyer correct and complete copies of (i) all written Non-ERISA Commitments and (ii) all material insurance and annuity policies and contracts and other documents relevant to any Non-ERISA Commitment. Except as disclosed on Schedule 4.14(I), none of the ERISA Benefit
                                   ----------------
Plans or the Non-ERISA Commitments is subject to the law of any jurisdiction outside of the United States of America.

          (c) The Shareholders have delivered or made available to the Buyer with respect to each ERISA Benefit Plan and with respect to each Prior Pension Plan, other than any ERISA Benefit Plan or Prior Pension Plan which is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA, a "Multiemployer Plan"), correct and complete copies, where applicable, of (i) all
 ------------------
plan documents and amendments thereto, trust agreements and amendments thereto and insurance and annuity contracts and policies, (ii) the current summary plan description, (iii) the Annual Reports (Form 5500 series) and accompanying schedules, as filed, for the most recently completed three plan years for which such reports have been filed, (iv) the financial statements for the most recently completed three plan years for which such statements have been prepared, (v) the actuarial reports for the most recently begun plan year for which such reports exist, (vi) the most recent determination letter issued by the IRS, (vii) PBGC Form 1 for the most recently begun plan year and (viii) all correspondence with the IRS, Department of Labor and Pension Benefit Guaranty Corporation concerning any existing controversy. With respect to each Pension Plan that is a Multiemployer Plan, (A) the Shareholders have delivered or made available to the Buyer correct and complete copies of all plan documents and amendments thereto and trust agreements and amendments thereto in its possession, the items described in clause (ii) of the second preceding sentence and all material correspondence and other information in the Company's or any ERISA Affiliate's possession relating to any anticipated increases in contribution rates with respect to such plan, and (B) set forth in Schedule 4.14(C) is a true and complete list of the amounts
                     ----------------
which each of the Company paid to such plan with respect to each of the calendar years 1996 through 1998. The Shareholders have delivered or made available to the Buyer with respect to each Multiemployer Plan and each Prior Pension Plan which is a Multiemployer Plan (the "Prior Multiemployer Plans"), correct and
                                    -------------------------
complete copies of all material correspondence and other material information in the Company's possession relating to the amount for which the Company is or could be liable under Title IV of ERISA for a total or partial withdrawal as of any date or for any other reason.

          (d) With respect to each Pension Plan subject to Section 302 of ERISA other than any Multiemployer Plan, (i) no proceeding has been initiated to terminate such plan, (ii) there has been no non-waived "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is likely to result in a material liability, (iii) no "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived, has occurred, (iv) no person has failed to make a required installment or any other payment required under Section 412 of the Code before the applicable due date, (v) none of the Company nor any ERISA Affiliate has provided or is required to provide security to such plan under Section 401(a)(29) of the Code due to a plan amendment that results in an increase in current liability, and (vi) except as disclosed on Schedule 4.14(D), the present value of all "benefit liabilities"
             ----------------
(as such term is defined in Section 4001(a)(16) of ERISA) does not exceed the current fair market value of the assets of such plan (determined by using the actuarial assumptions used for the most recent actuarial valuation). Each Pension Plan which is intended to qualify under Section 401(a) of the Code has been determined to be so qualified by the IRS, and no circumstance has occurred or exists which is reasonably likely to cause such plan to cease being so qualified.

          (e) There is no pending or, to the Knowledge of the Shareholders, threatened material claim in respect of any of the ERISA Benefit Plans other than claims for benefits in the ordinary course of business. Except as set forth in Schedule 4.14(E), each of the ERISA Benefit Plans other than any
         ----------------
Multiemployer Plans (i) has been administered in all material respects in accordance with its terms and (ii) complies in all material respects in form, and has been administered in all material respects in accordance, with the requirements of ERISA and, where applicable, the Code. The Company and each ERISA Affiliate have complied in all material respects with the health care continuation requirements of Part 6 of Title I of ERISA. Except as disclosed on
Schedule 4.14(E), the Company has no obligation under any ERISA Benefit Plans or
----------------
otherwise to provide health or other welfare benefits to any prior employees or any other person, except as required by Part 6 of the Title I of ERISA. Except as disclosed on

Schedule 4.14(E), the consummation of the transactions contemplated by this
----------------
Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any participant.

          (f) To the Knowledge of the Shareholders, no proceeding has been initiated to terminate any Multiemployer Plan, and there has been no non-waived "reportable event" (as such term is defined in Section 4043(b) of ERISA) with respect to any such plan that could result in material liability. To the Knowledge of the Shareholders, no Multiemployer Plan is in reorganization as described in Section 4241 of ERISA or insolvent as described in Section 4245 of ERISA. Except as disclosed on Schedule 4.14(F), assuming the Company and each
                               ----------------
ERISA Affiliate incurred a complete withdrawal under Section 4203 of ERISA from each Multiemployer Plan, there will not be any material withdrawal liability arising under Section 4201 of ERISA with respect to each such plan as a result thereof would not exceed the amount set forth in Schedule 4.14(F). Except as
                                                 ----------------
described in Schedule 4.14(F), neither the Company nor any ERISA Affiliate has
             ----------------
failed to make a required or disputed contribution to any Multiemployer Plan or any Prior Multiemployer Plan. Except as described in Schedule 4.14(F), (i)
                                                      ----------------
neither the Company nor any ERISA Affiliate has incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from any multiemployer plan (as such term is defined in Section 3(37) of ERISA), no such liability has been asserted, there is no event or circumstance which is reasonably likely to result in any such partial or complete withdrawal, and neither the Company nor any ERISA Affiliate is bound by a contract or agreement or has any obligation or liability described in Section 4204 of ERISA.

          (g) Except as to Multiemployer Plans, neither the Company nor, to the Knowledge of the Shareholders, any other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of ERISA) has taken any action with respect to any ERISA Benefit Plan which is reasonably likely to subject any such plan (or its related trust) or the Company or any officer, director or employee of any of the foregoing to a material penalty or tax under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code.

          (h) The Company has no potential material liability, whether direct or indirect, contingent or otherwise, under Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA.

          4.15.     EMPLOYEE RELATIONS.  (a)  Schedule 4.15(A) contains:  (i) a
                    ------------------        ----------------
list of all employees or commission salespersons of the Company as of December 31, 1998 whose then current annual compensation was in excess of $100,000; (ii) the then current annual compensation of, and a description of the fringe benefits (other than those generally available to employees of the Company) provided by the Company to any such employees or commission salespersons; (iii) a list of all present or former employees or commission salespersons of the Company paid or to be paid in excess of $100,000 in calendar year 1998 who have terminated or given notice of their intention to terminate their relationship with the Company since December 31, 1997; (iv) a list of any increase, effective after December 31, 1998, in the rate of compensation of any employees or commission salespersons if such increase exceeds 6% of the previous annual salary of such employee or commission salesperson; and (v) since December 31, 1998, a list of all substantial changes in job assignments of, or arrangements with, or promotions or appointments of, any employees or commission salespersons whose compensation as of December 31, 1998 was in excess of $100,000 per annum.

          (b) Except as set forth in Schedule 4.15(B), to the Knowledge of the
                                     ----------------
Shareholders, (i) the Company is not involved in any transaction or other situation which is material to the Company (taken as a whole) with any officer, director or Affiliate of the Company which may be generally characterized as a "conflict of interest," including, but not limited to, direct or indirect interests in the business of competitors, suppliers or customers of the Company, and (ii) there are no situations with respect to the Company which involved or involves (A) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (B) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (C) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (D) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws or (E) any investigation by the Securities and Exchange Commission or any other federal, foreign, state or local government agency or authority.

          (c) Except as set forth in Schedule 4.15(C), the Company does not owe
                                     ----------------
any amount in excess of $10,000 to, or have any contract with or commitment to, the Shareholders or any Affiliate of the Shareholders or any director, officer or employee of the Company (other than for compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) and none of such Persons owes any amount in excess of $10,000 to the Company.

          (d) Neither the Company nor any officer, employee or agent or other person acting on their behalf has, directly or indirectly, given or agreed to give any gift or similar benefit (other than with respect to bona fide payments for which adequate consideration has been given) to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) (i) which might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) which, if not continued in the future, would have an adverse effect on the assets, business or operations of the Company or which would subject the Company to suit or penalty in any private or governmental litigation or proceeding, (iii) for any of the purposes described in Section 162(c) of the Code, or (iv) for establishment or maintenance of any concealed fund or concealed bank account.

          (e) Except as set forth in Schedule 4.15(E), the Company has complied
                                     ----------------
in all material respects with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and are not liable for any material arrears of wages or any material taxes or penalties for failure to comply with any of the foregoing. The Company is in compliance with the requirements of the Workers Adjustment and Retraining

Notification Act ("WARN") and have no material liabilities pursuant to WARN.
                   ----
The Shareholders and the Company believe that the Company's relations with its employees are satisfactory. Except as set forth in Schedule 4.15(E), the
                                                    ----------------
Company is not party to, and is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of the Company. To the Knowledge of the Shareholders, the Company is not materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of the Company.

           4.16.    CONTRACTS.  (a)  Except as set forth in Schedule 4.16, the
                    ---------                               -------------
Company is not party to or bound by:

           (i) any contract for the purchase or sale of goods or services which involved the payment of more than $500,000 in 1998, which the Company reasonably anticipates will involve the payment of more than $500,000 in 1999 or which extends beyond December 31, 1999;

           (ii) any consignment, distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations contract;

           (iii) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others;

           (iv) any agreement which provides for, or relates to, the incurrence by the Company of debt for borrowed money (including, without limitation, any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing);

           (v) any agreement containing competitive restraints on the ability of the Company to purchase supplies or to sell any products; or

           (vi) any other contract, agreement or commitment which is material to the Company.

           (b) Except as set forth in Schedule 4.16, each of the leases,
                                      -------------
contracts and other agreements listed in Schedules 4.10(B), 4.11(B), 4.12,
                                         -----------------  -------  ----
4.14(A), 4.14(B) and 4.16 (collectively, the "Company Agreements") is in full
-------  -------     ----                     ------------------
force and effect. The Company has fulfilled and performed its obligations under each of the Company Agreements in all material respects, and the Company is not in, or alleged to be in, breach or default in any material respect under, nor is there or is there alleged to be any basis for termination of, any of the Company Agreements and, to the Knowledge of the Shareholders, no other party to any of the Company Agreements has breached or defaulted in any material respect thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the Knowledge of the Shareholders, by any such other party. The Company is not currently renegotiating any of the Company Agreements or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each of the Company Agreements have heretofore been made available to the Buyer by the Shareholders.

          4.17.    NO VIOLATION, LITIGATION OR REGULATORY ACTION.  Except as
                   ---------------------------------------------
set forth in Schedule 4.17:
             -------------

          (i) the assets of the Company and their uses comply in all material respects with all applicable Requirements of Laws and Court Orders;

          (ii) the Company has complied in all material respects with all Requirements of Laws and Court Orders which are applicable to its assets or business;

          (iii) there are no material lawsuits, arbitrations, claims, suits, proceedings or investigations pending or, to the Knowledge of the Shareholders, threatened against or affecting the Company nor, to the Knowledge of the Shareholders, is there any basis for any of the same, and there are no material lawsuits, arbitrations, suits or proceedings pending in which the Company is the plaintiff or claimant; and

          (iv) there is no action, suit or proceeding pending or, to the Knowledge of the Shareholders, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

          4.18. ENVIRONMENTAL MATTERS.  With regard to all matters relating
                ---------------------
to Environmental Laws and to the environment and to worker safety generally, the only warranties on which the Buyer may rely are those set out in this Section
                                                                      -------
4.18.  No other warranty is given to the Buyer, express or implied, with regard
----
to such matters.  Except as set forth in Schedule 4.18:
                                         -------------

          (i) the operations of the Company comply in all material respects with all applicable Environmental Laws;

          (ii) the Company has obtained all Governmental Permits necessary for the operation of their business under applicable Environmental Laws, and all such Governmental Permits are in full force and effect and the Company is in compliance in all material respects with all terms and conditions of such permits;

          (iii) none of the Company or any of the current Company
     Property or, to the Knowledge of the Shareholders, the past
     Company Property is subject to any
     order from or agreement with any Person (including any prior owner or operator of Company Property) which imposes any material obligation under any Environmental Laws;

          (iv) the Company is not a party to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law, in each case which has not been resolved;

          (v)  the Company has not during the last five years:

               (a) reported a Release of a hazardous substance pursuant to Section 103(a) of CERCLA, or any state equivalent;

               (b) filed a notice pursuant to Section 103(c) of CERCLA;

               (c) filed notice pursuant to Section 3010 of RCRA, indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent; or

               (d) filed any notice under any applicable Environmental Law reporting a violation of any applicable Environmental Law;

          (vi) there is not now, nor to the Knowledge of the Shareholders have there ever been, on or in any Company Property:

               (a) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR
          Part 261 or any state equivalent, that requires or required a Governmental Permit pursuant to Section 3005 of RCRA; or

               (b) any underground storage tank or surface impoundment or landfill.

          (vii) to the actual knowledge of Emil Meshberg, after consultation with Jacobi, Kappel & Case P.C.), there is not now on or in any Company Property any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers or other equipment;

          (viii) the Company has not received any written notice or claim alleging that they are or may be liable under any applicable Environmental Law to any Person as a result of the Release or threatened Release of a Contaminant, in each case, which has not been resolved;

          (ix) to the Knowledge of the Shareholders, no Environmental Encumbrance has attached to any Company Property; and

          (x) to the Knowledge of the Shareholders, any asbestos-containing material which is on or part of any Company Property does not violate any currently applicable Environmental Law.

          4.19. INSURANCE.  Schedule 4.19 sets forth a list and brief
                ---------   -------------
description (including nature of coverage, limits, deductibles, premiums and the loss experience for the most recent year with respect to each type of coverage) of all policies of insurance maintained, owned or held by or for the benefit of the Company on the date hereof. The Shareholders shall (and shall cause the Company to) keep or cause such insurance or comparable insurance to be kept in full force and effect through the Closing Date. The Shareholders have complied (or has caused the Company to comply) in all material respects with each of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner which failure would reasonably be expected to result in a loss or forfeiture of any material right under any such policy.

          4.20. SUPPLIERS.  Schedule 4.20 sets forth a list of names and
                ---------   -------------
addresses of the ten largest suppliers (measured by dollar volume of purchases or sales during the year ended December 31, 1998) of the Company and the dollar amount of purchase which each such supplier represented during the years ended December 31, 1998 and December 31, 1997, respectively. Except as set forth in
Schedule 4.20, there exists no actual or, to the Knowledge of the Shareholders,
-------------
threatened termination, cancellation or material limitation of, or any material modification or material change in, the business relationship of the Company with any supplier of group of suppliers listed in Schedule 4.20.
                                                  -------------

          4.21. BANK ACCOUNTS; POWERS OF ATTORNEY; MINUTE BOOKS.  (a)
                -----------------------------------------------
Schedule 4.21 sets forth a complete and correct list of all bank accounts and
-------------
safe deposit boxes of the Company and persons authorized to sign or otherwise act with respect thereto as of the date hereof and a complete and correct list of all persons holding a general or special power of attorney granted by the Company and a complete and correct copy thereof.

          (b) True and complete copies of the minute books of the Company has been made available to the Buyer. Such minute books contain true and complete records of all material corporate action taken by the Boards of Directors and shareholders of the Company.

          4.22. NO FINDER.  Neither the Shareholders, the Company nor any
                ---------
Person acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

          4.23. BUDGETS.  Schedule 4.23 sets forth (i) as of the date hereof
                -------   -------------
the budgets of profit and loss and of capital, payroll and other expenditures of the Company prepared in the ordinary course of business for the fiscal year ending December 31, 1999 and (ii) the total capital expenditures through December 31, 1998, if any, for each capital expenditure project with a total project cost expected to exceed $500,000 for which funds are proposed to be expended during 1999.

          4.24. WARRANTIES.  Schedule 4.24 sets forth (i) a specimen copy of
                ----------   -------------
the form of written warranties covering products sold by the Company which have not yet expired and (ii) a summary of the warranty expense incurred by the Company during the last fiscal year.

          4.25. RESTRICTED SECURITIES.      (a)  The Shareholders
                ---------------------
acknowledge that the Merger Shares have not been registered pursuant to, and are characterized as "restricted securities" under, the Securities Act and may not be transferred in the absence of such registration or an exemption therefrom under the Securities Act and only if such Person shall have delivered to Buyer an opinion of counsel, which opinion shall be reasonably satisfactory to Buyer, to the effect that such transfer is in compliance with the Securities Act and all other applicable Requirements of Law.

     (b) Each of the Shareholders acknowledges that any Merger Shares in the form of definitive physical certificates will bear a legend substantially as set forth below:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH, AND BASED UPON AN OPINION OF COUNSEL THAT THE HOLDER THEREOF SHALL HAVE DELIVERED TO APTARGROUP, INC. (THE "COMPANY"), WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS IN COMPLIANCE WITH SUCH ACT AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER, AND ALL APPLICABLE STATE SECURITIES LAWS.

     (c) Each of the Shareholders is either (i) an "accredited investor" as defined in Rule 501(a) under the Securities Act or (ii) is knowledgeable and sophisticated in financial and business matters and is able to evaluate the risks and benefits of the Merger and an investment in the Merger Shares issuable hereunder, and in either case is acquiring Merger Shares for its own account, and not for or on behalf of any pension or welfare plan (as defined in Section 3 of ERISA), and solely for investment purposes, with no present intention for any distribution or sale thereof. Each of the Shareholders understands that the Merger Shares have not been, and may never be, registered under the Securities Act. Each of the Shareholders acknowledges that he understands the risks inherent in acquiring such securities and that he has the financial ability to bear the economic risk of, and to afford the entire loss of, his investment in the Merger Shares. Each of the Shareholders acknowledges that he has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of Buyer and receive answers thereto, as such Person deems necessary in connection with such Person's decision to acquire Merger Shares, and has conducted such Person's own independent due diligence and analysis of such investment. Each of the Shareholders acknowledges that neither Buyer nor any Person acting on Buyer's behalf has made any representation or warranty, express or implied, as to the business or financial condition or prospects of Buyer.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          As an inducement to the Company and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer and Mergerco, jointly and severally, represent and warrant to the Company and the Shareholders and agrees as follows:

          5.1.  ORGANIZATION. (a) The Buyer is a corporation duly organized,
                ------------
validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. Mergerco is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. Mergerco was organized solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with this Agreement.

          (b) The authorized capital of Mergerco consists of 1,000 shares of common stock, par value $.01 per share, of which 100 have been issued and are outstanding and none are held as treasury shares. All of the outstanding shares of capital stock of Mergerco are validly issued, fully paid and nonassessable and owned of record and beneficially by the Buyer, free from all Encumbrances.

          5.2.  AUTHORITY.  (a)  The Buyer has full power and authority to
                ---------
execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements to which it is a party have been duly authorized and approved by the Buyer's board of directors and do not require any further authorization or consent of the Buyer or its shareholders. This Agreement has been duly authorized, executed and delivered by the Buyer and is the legal, valid and binding agreement of the Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements to which it is a party has been duly authorized by the Buyer and upon execution and delivery by the Buyer will be a legal, valid and binding obligation of the Buyer enforceable in accordance with its terms.

          (b) Mergerco has full power and authority to execute, deliver and perform this Agreement and the Plan of Merger. The execution, delivery and performance of this Agreement and the Plan of Merger by Mergerco have been duly authorized and approved by Mergerco's board of directors and shareholders and do not require any further authorization or consent of Mergerco or its shareholders. This Agreement has been duly authorized, executed and delivered by Mergerco and is the legal, valid and binding obligation of Mergerco enforceable in accordance with its terms, and the Plan of Merger has been duly authorized by Mergerco and upon execution and delivery by Mergerco will be a legal, valid and binding obligation of Mergerco enforceable in accordance with its terms.

          (c) Neither the execution and delivery by the Buyer or Mergerco of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance by the Buyer or Mergerco with or fulfillment by the Buyer or Mergerco of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the Certificate of Incorporation or By-laws of the Buyer or Mergerco, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Buyer is a party or any of its properties is subject or by which the Buyer or Mergerco is bound, (3) any Court Order to which the Buyer or Mergerco is a party or by which the Buyer or Mergerco is bound or (4) any Requirements of Laws affecting the Buyer or Mergerco; or

          (ii) except as provided in Section 3.2, require the approval, consent, authorization or act of, or the making by the Buyer of any declaration, filing or registration with, any Person, except as provided under the HSR Act.

          5.3. NO FINDER.   Neither the Buyer or Mergerco nor any Person acting
               ---------
on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

          5.4. MERGER SHARES.   The Merger Shares, when issued and
               -------------
delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights of any Person.

                                  ARTICLE VI

                       ACTION PRIOR TO THE CLOSING DATE
                       --------------------------------

          The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

          6.1. INVESTIGATION OF THE COMPANY BY THE BUYER.  The Shareholders
               -----------------------------------------
shall afford and cause the Company to afford to the officers, employees and authorized representatives of the Buyer (including its independent public accountants, attorneys and lenders) reasonable access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation of the Company) to the extent the Buyer shall reasonably deem necessary and shall furnish, and shall cause the Company to furnish, to the Buyer or its authorized representatives such additional information concerning the assets, business and the operations of the Company as shall be reasonably requested, including all such information as shall be necessary to enable the Buyer or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of the Shareholders contained in this Agreement have been complied with and to determine whether the conditions set forth herein have been satisfied. The Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company. No investigation made by the Buyer or its representatives hereunder shall affect the representations and warranties of the Shareholders hereunder.

          6.2.  PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES.  Each
                ---------------------------------------------------
of the parties hereto shall use commercially reasonable efforts to refrain from taking any action which would render any representation or warranty contained in
Article IV or V of this Agreement inaccurate as of the Closing Date.  Each party
----------    -
shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. The Shareholders shall promptly notify the Buyer of (i) any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against the Company which would have been listed in Schedule 4.17 if
                                                              -------------
such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof and (ii) any other event or matter which becomes known to the Company or the Shareholders and would cause any other representation or warranty contained in Article IV to be untrue in any material respect.
   ----------

          6.3.  CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS.  (a) The
                -------------------------------------------------
Shareholders will (and will cause the Company to) act diligently and reasonably to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to the Buyer, from any party to any Company Agreement required to be obtained to permit the consummation of the transactions contemplated by this Agreement or to otherwise satisfy the conditions set forth in Section 8.1(f); provided, however, that neither the Shareholders nor the
   --------------  --------  -------
Company shall make any agreement or understanding materially affecting the assets or business of the Company as a condition for obtaining any such consents or waivers except with the prior written consent of the Buyer. During the period prior to the Closing Date, the Buyer shall act diligently and reasonably to cooperate with the Shareholders and the Company to obtain the consents, approvals and waivers contemplated by this Section 6.3(a).
                                           --------------

          (b) During the period prior to the Closing Date, the Shareholders and the Buyer shall (and the Shareholders shall cause the Company to) act diligently and reasonably, and shall cooperate with each other, in making any required filing or notification and in securing any consents and approvals of any Governmental Body required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in Section 8.1(e); provided, however, that
                                    --------------  --------  -------
neither the Shareholders nor the Company shall make any agreement or understanding materially affecting the assets or business of the Company as a condition for obtaining any such consents or approvals except with the prior written consent of the

          (c) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

          (d) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission with any Governmental Authority required or action to be taken by either the Buyer or the Shareholders to effect the transactions contemplated hereby, the Shareholders shall not (and shall cause the Company not to), without the Buyer's prior written consent, commit to any divestiture transaction, and neither the Buyer nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of the Buyer or any of its subsidiaries.

          6.4. OPERATIONS PRIOR TO THE CLOSING DATE.  (a)  The Shareholders
               ------------------------------------
shall cause the Company to operate and carry on their business in the ordinary course consistent with past practice. Consistent with the foregoing, the Shareholders shall cause the Company to keep and maintain the assets and properties of the Company in their current operating condition (normal wear and tear excepted) and shall use commercially reasonable efforts consistent with good business practice to maintain the business organization of the Company intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Company.

          (b) Except as expressly contemplated by this Agreement or except with the express written approval of the Buyer, the Shareholders not shall permit the Company to:

          (i)  amend its certificate of incorporation or by-laws;

          (ii) issue, grant, sell or encumber any shares of its capital stock; issue, grant, sell or encumber any option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of its capital stock or make any other changes in the equity capital structure of the Company;

          (iii) make any capital expenditure or commitment therefor in excess of $250,000 individually or $500,000 in the aggregate;

          (iv)   except as contemplated by Schedule 4.23, enter into any
                                           -------------
     contract, agreement, undertaking or commitment which would have been required to be set forth in Schedule 4.16 if in effect on the date hereof
                                 -------------
     or enter into any contract which requires the consent or approval of any third party to consummate the transactions contemplated by this Agreement; or make any material modification to any existing Company Agreement or to any Governmental Permits, other than changes made in good faith to cure document deficiencies;

          (v) enter into any contract for the purchase, lease (as lessee) or other occupancy of real property or for the sale of any Owned Real Property or exercise any option to purchase real property listed in Schedule 4.10(A) or any option to extend a lease listed in Schedule 4.10(B);
                                               ----------------

          (vi) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers from the Company to the Shareholders or any of their Affiliates), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the assets or properties of the Company, other than minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice and other than Permitted Encumbrances;

          (vii) cancel any debts owed to or claims held by the Company (including the settlement of any claims or litigation) other than in the ordinary course of the business consistent with past practice;

          (viii) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money or enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13) other than in the ordinary course of business;

          (ix) accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

          (x) delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (xi)   except as contemplated by Section 6.9, make, or agree to make,
                                           -----------
     any payment of cash or distribution of assets to the Shareholders or any of their Affiliates (other than the Company), or enter into, or agree to enter into, any agreement or transaction with the Shareholders (other than the Company), any

     Affiliate of the Shareholders or any member of the immediate family of any Shareholder or any Affiliate of the Shareholders (other than the Company);

          (xii) institute any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to employees of the Company;

          (xiii) make any change in the compensation of the employees of the Company, other than changes made in accordance with normal compensation practices and consistent with past compensation practices or pursuant to employment agreements in effect on the date hereof;

          (xiv) make any material change in the accounting policies applied in the preparation of the financial statements contained in Schedule 4.4;
                                                              ------------

          (xv) prepare or file any Tax Return inconsistent in any material respect with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent in any material respect with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including, without limitation, positions, elections, or methods which would have the effect of deferring income to periods for which the Shareholders are not liable pursuant to Section 9.1 or accelerating deductions to periods for which the
                 -----------
     Shareholders are liable pursuant to Section 9.1); or
                                         ------------
          (xvi) enter into any agreement or commitment to take any action prohibited by this Section 6.4.
                        -----------

          6.5.   NOTIFICATION BY THE SHAREHOLDERS OF CERTAIN MATTERS.  During
                 ---------------------------------------------------
the period prior to the Closing Date, the Shareholders will promptly advise the Buyer in writing of (i) any Material Adverse Change, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Company Agreement or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date and of which the Shareholders have Knowledge.

          6.6.   ANTITRUST LAW COMPLIANCE.  The Buyer and the Shareholders
                 ------------------------
have caused to be filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, with respect to the transactions contemplated hereby. Each party represents and warrants that all such filings by it were, as of the date filed, true and accurate in all material respects and in accordance with the requirements of the HSR Act. Each of the Buyer and the Shareholders agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to provide any additional information requested by such agencies under the HSR Act.

          6.7.  COMPLIANCE WITH ENVIRONMENTAL PROPERTY TRANSFER ACTS.  At
                ----------------------------------------------------
their sole cost and expense, the Shareholders shall provide or cause to be provided documentation deemed reasonably satisfactory by the Buyer to show compliance with the Connecticut Transfer Act, CONN. General Statutes 22a-134-134(d), as amended.

          6.8    NO SOLICITATION.  (a) The Shareholders shall not, nor shall it
                 ---------------
permit the Company to, nor shall it authorize or permit any of its Affiliates, attorneys or other advisors or representatives or any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Affiliates to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to the Company in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any financial advisor, attorney or other advisor or representative of the Shareholders, the Company, whether or not such person is purporting to act on behalf of the Shareholders, the Company or otherwise, shall be deemed to be a breach of this Section 6.8(a) by the
                                                     --------------
Shareholders. For purposes of this Agreement, "Takeover Proposal" means any
                                               -----------------
proposal for a merger or other business combination involving the Company or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of the Company, other than the transactions contemplated by this Agreement.

          (b)   The Shareholders shall advise the Buyer orally and in writing of
(i) any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal, (ii) the material terms of such Takeover Proposal, and
(iii) the identity of the person making any such Takeover Proposal or inquiry no later than 24 hours following receipt of such Takeover Proposal or inquiry. The Shareholders will keep the Buyer fully informed of the status and details of any such Takeover Proposal or inquiry.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS
                             ---------------------

          7.1.   COVENANT NOT TO COMPETE OR SOLICIT BUSINESS.  (a)  In
                 -------------------------------------------
furtherance of the Merger and more effectively to protect the value and goodwill of the assets and business of the Company, the Shareholders covenant and agree that, for a period ending on the third anniversary of the Closing Date, none of the Trust, any Shareholder, and Philson Shareholder or any current or future controlled Affiliate of the Trust, any Shareholder or any Philson Shareholder (other than the Company) (collectively, the "Restricted Parties")
                                                         ------------------
will:

          (i) directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business competitive with the business conducted by the Company on the date hereof anywhere in the Noncompetition Territory (it being understood by the parties hereto that the business prohibited activities are not limited to any particular region because such business has been conducted by the Company in the Noncompetition Territory and the prohibited activities may be engaged in effectively from any location in the Noncompetition Territory); or

          (ii) induce or attempt to persuade any agent, supplier or customer of the Surviving Corporation to terminate such agency or business relationship in order to enter into any such relationship on behalf of any other business organization in competition with the business conducted by the Company on the date hereof; or

          (iii) solicit for hire any Person who is an employee of the Company on the date hereof or at any time hereafter or induce or attempt to persuade any such Person to terminate such Person's employment;

provided, however, that nothing set forth in this Section 7.1 shall prohibit any
--------  -------                                 -----------
of the Restricted Parties from owning (x) non-voting securities or (y) not in excess of 5% in the aggregate of the voting power of the voting securities of the issuer if the securities owned are registered under the Securities Exchange Act of 1934, as amended.

          (b) In addition, the Shareholders covenant and agree that none of the Restricted Parties will divulge or make use of any trade secrets or other confidential information of the Company other than to disclose such secrets and information (i) to the Buyer or its Affiliates, (ii) after it has become available to the public other than as a result of disclosure by a Restricted Party or (iii) if required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed.

          (c) In the event any of the Restricted Parties violates any of its obligations under this Section 7.1, the Buyer or the Surviving Corporation may
                       -----------
proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. The Shareholders acknowledge that a violation of this Section 7.1 may cause the Buyer or the Surviving Corporation irreparable
     -----------
harm which may not be adequately compensated for by money damages. The Shareholders therefore agrees that in the event of any actual or threatened violation of this Section 7.1, the Buyer or the Surviving Corporation shall be
                  -----------
entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against any of the Restricted Parties to prevent any violations of this Section 7.1, without
                                                         -----------
the necessity of
posting a bond. The prevailing party in any action commenced under this Section
                                                                        -------
7.1 shall also be entitled to receive reasonable attorneys' fees and court
---
costs.

          (d) It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this
Section 7.1, any term, restriction, covenant or promise in this Section 7.1 is
-----------                                                     -----------
found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          7.2. ACCESS TO RECORDS AFTER CLOSING.  For a period of six years
               -------------------------------
after the Closing Date, the Buyer and its representatives shall have reasonable access to all of the books and records relating to the Surviving Corporation which the Shareholders or any Affiliate of the Shareholders may retain after the Closing Date. Such access shall be afforded by the Shareholders and the Affiliates of the Shareholders upon receipt of reasonable advance notice and during normal business hours. The Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 7.2. If the
                                                   -----------
Shareholders or any Affiliate of the Shareholders shall desire to dispose of any of such books and records prior to the expiration of such six-year period, the Shareholders shall, prior to such disposition, give the Buyer a reasonable opportunity, at the Buyer's expense, to segregate and remove such books and records as the Buyer may select.

          7.3. CONFIDENTIAL NATURE OF INFORMATION.  Each party agrees that
               ----------------------------------
it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of the Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of the Shareholders, to its counsel, accountants or financial advisors). No Person shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed Merger or the negotiation or enforcement of this Agreement or any agreement contemplated hereby; provided, however, that after
                                                --------  -------
the Closing the Buyer and the Surviving Corporation may use or disclose any confidential information related to the Surviving Corporation or its assets or business. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes lawfully available to such party from a source other than the furnishing party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

          7.4. NO PUBLIC ANNOUNCEMENT.  Neither the Buyer nor the
               ----------------------
Shareholders shall (nor shall the Shareholders permit the Company to), without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange or quotation system, in which case the other party shall be advised and the parties shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued.

          7.5. EXPENSES.  Each party hereto will pay all costs and expenses
               --------
incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, accountants, financial advisors or brokers.
Except as otherwise specifically provided herein, the fees, expenses and disbursements of the Company's counsel, accountants, financial advisors or brokers incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the Shareholders; provided that (i) the
                                                       --------
expenses of accountants to review the financial statements of the Company, shall not be deemed to be an expense of this transaction and (ii) the costs of any Phase II environmental studies with respect to the Company shall be paid one-half by the Shareholders and one-half by Buyer (provided that the Shareholders
                                                --------
shall pay any expenses incurred under this clause (ii) in excess of $5,000).

          7.6. REPAYMENT OF INDEBTEDNESS; TERMINATION OF AGREEMENTS.  (a)
               ----------------------------------------------------
Immediately prior to Closing, the Shareholders shall deliver evidence, reasonably satisfactory to the Buyer, that (i) the outstanding loan from Emil Meshberg to Emson Incorporated in the principal amount of $1,235,138 has been repaid in full, (ii) the loan from Ronald Meshberg to the Company in the principal amount of $300,000 has been repaid in full and (iii) the Trust has repaid Emson Incorporated in an amount equal to $325,203, representing an overpayment of royalties. In connection with the foregoing, the Shareholders shall deliver to the Buyer, in a form reasonably satisfactory to the Buyer, pay-off letters duly executed by Emil Meshberg and Ronald Meshberg, acknowledging that all outstanding loans have been paid in full.

          (b) Execution of this Agreement shall be deemed to effect a termination, without recourse against the Company, of each of (i) the stockholders' agreement, effective as of January 1, 1996, among Ronald Meshberg, Emil Meshberg and the Company; and (ii) the employment agreement, effective as of January 1, 1996, between Ronald Meshberg and the Company.

          (c) Execution of this Agreement shall be deemed to effect a waiver and release by each of the Shareholders of (i) any right to receive any consideration from the Company (other than the Merger Consideration or pursuant to Section 7.8), including any compensation, employee benefits, severance or
   -----------
dividend payments and (ii) any right of first refusal with respect to the sale of the Shares (as defined in the Emson Acquisition Agreement), including pursuant to Article Fourth of the Trust Agreement.

          7.7. FURTHER ASSURANCES.  From time to time following the Closing, the
               ------------------
Shareholders shall execute and deliver, or cause to be executed and delivered, to the Surviving

Corporation such other bills of sale, deeds, endorsements, assignments and other instruments of conveyance and transfer as the Buyer or the Surviving Corporation may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Buyer and put the Surviving Corporation in possession of, any part of the assets or properties of the Company not in their possession on the Closing Date.

          7.8. POST-CLOSING PAYMENT.  Subsequent to the Closing Date, the
               --------------------
Shareholders shall cause to be prepared and delivered to the Buyer a balance sheet of the Company as of the last day of the month in which the Closing Date occurs and related statements of income and cash flow for the period beginning January 1, 1999 and ending on such last day (the "February 28 Financial
                                                  ---------------------
Statements").  The February 28 Financial Statements shall be prepared
----------
consistently with the financial statements set forth in Schedule 4.4 and shall
                                                        ------------
clearly identify all salary accruals and payments and distributions made to any of the Shareholders during the period covered by the February 28 Financial Statements. Any disputes between the Shareholders and the Buyer with respect to the February 28 Financial Statements shall be resolved by a nationally recognized accounting firm unaffiliated with the Shareholders or the Buyer. Not later than 10 days following receipt of the February 28 Financial Statements or, if later, five days following the resolution of any such dispute, the Buyer shall pay to Ronald Meshberg for further distribution among the Shareholders an amount (the "Post-Closing Payment") equal to the excess of (i) the sum of (a)
             --------------------
the before-tax earnings of the Company for the period from January 1, 1999 to and including the Closing Date (the "1999 Short Period") (allocating, for this
                                     -----------------
purpose, the before-tax earnings of the Company for the period covered by the February 28 Financial Statements equally among all days in such period) and (b) accrued but unpaid salary owed to the Shareholders for the 1999 Short Period (allocating, for this purpose, all salary accrued to the Shareholders for the period covered by the February 28 Financial Statements equally among all days in such period) over (ii) any distributions paid by the Company to the Shareholders during the 1999 Short Period.

                                 ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES
                ----------------------------------------------

          8.1. CONDITIONS TO THE BUYER'S AND MERGERCO'S OBLIGATIONS.  The
               ----------------------------------------------------
obligations of the Buyer and Mergerco to effect the Merger pursuant to this Agreement shall, at the option of the Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) There shall have been no material breach by the Shareholders in the performance of any of their covenants and agreements herein; the representations and warranties of the Shareholders contained or referred to in this Agreement (disregarding for this purpose any qualifications with respect to materiality or Material Adverse Effect) shall be true and correct on the Closing Date as though made on and as of such date (other than representations and warranties that address matters only as of a certain date which shall be true and correct as of such certain date), except for any failures to be true and correct which, individually or in the aggregate, would not have a Material Adverse Effect, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Buyer or any transaction permitted by Section 6.4; and there shall have been delivered
                              -----------
     to the Buyer a certificate to such effect, dated the Closing Date, signed by each of the Shareholders, in addition to the other deliveries specified in Section 3.4.
        -----------

          (b) Between the date hereof and the Closing Date, there shall have been no Material Adverse Change and there shall have been delivered to the Buyer a certificate to such effect, dated the Closing Date and signed by each of the Shareholders.

          (c) The waiting period under the HSR Act shall have expired or been terminated, and no action, suit, investigation or proceeding shall have been instituted and remain in effect to materially restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

          (d) There shall not be in effect any Court Order or Requirement of Law materially restraining or prohibiting the legality or the validity of the transactions contemplated hereby.

          (e) The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are either specified in Schedule
                                                                     --------
     8.1(E) or otherwise required to be obtained prior to the Closing by
     -----
     applicable Requirements of Laws or which are necessary to prevent a Material Adverse Change.

          (f) The Company shall have received consents, in form and substance reasonably satisfactory to the Buyer, to the transactions contemplated hereby from the other parties to all contracts, leases, agreements and permits to which the Company is a party or by which the Company or any of its assets or properties is affected and which are specified in Schedule
                                                                     --------
     8.1(F) or are otherwise necessary to prevent a Material Adverse Change.
     ------

          (g) The Buyer shall have received documentation deemed adequate by it demonstrating full compliance with the Connecticut Property Transfer Act.

          (h)  The conditions to the obligations of the Buyer set forth in
     Article VIII of the Philson Acquisition Agreement and the Emson Acquisition
     ------------
     Agreement shall have been satisfied or waived.

          (i) The Buyer shall have received from the Shareholders a certificate of non-foreign status, in form and substance reasonably satisfactory to the Buyer, in accordance with Treas. Reg. (S) 1.1445-2(b), and the Buyer shall have no actual knowledge that such certification is false or received a notice that such certification is false pursuant to Treas. Reg. (S) 1.1445-4.

          (j)  The Buyer's termination right set forth in Section 11.1(i) of the
                                                          ---------------
     Emson Acquisition Agreement shall have expired in accordance with its terms.

          8.2. CONDITIONS TO THE SHAREHOLDERS' OBLIGATIONS.  The obligations of
               -------------------------------------------
the Shareholders and the Company to effect the Merger pursuant to this Agreement shall, at the option of the Shareholders, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) There shall have been no material breach by the Buyer or Mergerco in the performance of any of their covenants and agreements herein; each of the representations and warranties of the Buyer and Mergerco contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), in each case, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Shareholders or any transaction contemplated by this Agreement; and there shall have been delivered to the Shareholders a certificate to such effect, dated the Closing Date and signed on behalf of the Buyer by the President or any Vice President of the Buyer and Mergerco, respectively, in addition to the other deliveries specified in Section 3.3.
                  -----------

          (b) The waiting period under the HSR Act shall have expired or been terminated, and no action, suit or proceeding by any Governmental Body shall have been instituted and remain in effect to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

          (c) There shall not be in effect any Court Order or Requirement of Law restraining or prohibiting the legality or the validity of the transactions contemplated hereby.

          (d) The parties shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Laws.

          (e) The conditions to the obligations of the Shareholders set forth in Article VIII of the Philson Acquisition Agreement and the Emson
        ------------
     Acquisition Agreement shall have been satisfied or waived.


                                  ARTICLE IX

                                  TAX MATTERS
                                  -----------

          9.1. LIABILITY FOR TAXES.  (a) (i) The Shareholders shall be liable
               -------------------
for, and indemnify each Buyer Group Member pursuant to Article X against, all
                                                       ---------
(A) Taxes (other than Merger Taxes) imposed with respect to the Company or for which the Company may otherwise be liable for taxable years and periods that end on or before the Closing Date, and (B) Taxes imposed on the Company, or for which the Company may otherwise be liable, as a result of having been a member of a Company Group (including, without limitation, Taxes for which the Company may be liable pursuant to Treas. Reg. (S) 1.1502-6 or similar provisions of state, local or foreign law as a result of having been a member of a Company Group) for any taxable year, in each case to the extent exceeding the sum of amounts paid and amounts accrued or reserved for Taxes on the consolidated balance sheet of the Company as of the Balance Sheet Date.

          (ii) The Buyer shall be liable for, and indemnify each Shareholder Group Member pursuant to Article X against all Taxes imposed with respect to the
                         ---------
Company or for which the Company may otherwise be liable, other than Taxes for which the Shareholders are responsible under this Agreement.

          (b)  Subject only to Section 9.1(c) and notwithstanding Section
                               --------------                     -------
9.1(a), the Buyer shall be liable for, and shall indemnify the Shareholders
-----
against, any Merger Taxes that are imposed with respect to the Merger if (i) any action or inaction on the part of the Buyer occurring before or after the date hereof or (ii) any action or inaction on the part of the Company occurring after the Effective Time, in either case causes the Merger to fail to qualify as a reorganization within the meaning of section 368(a) of the Code. Notwithstanding
Section 9.1(a), the Shareholders shall be liable for, and shall indemnify the
--------------
Buyer against, any Merger Taxes imposed with respect to the Merger if (i) any action or inaction on the part of the Shareholders occurring before or after the date hereof or (ii) any action or inaction on the part of the Company occurring prior to the Effective Time, in either case causes the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. In the event that both the Buyer and the Shareholders are liable for Merger Taxes under this Section 9.1(b), then the Buyer and the Shareholders shall each be liable
     --------------
for, and indemnify the other against, one-half of the Merger Taxes. Except as otherwise provided in this Section 9.1(b), all payments made pursuant to this
                           --------------
Section 9.1(b) shall be made in accordance with Section 10.3(c); provided,
--------------                                  --------------
however, that no reductions in Tax payable by the Indemnified Party or any of its Affiliates shall be taken into account under Section 10.3(c) in determining
                                                 --------------
amounts payable pursuant to this Section 9.1(b).
                                 --------------

          (c)  Notwithstanding Section 9.1(a) or (b), the Buyer shall be liable
                               --------------    ---
for, and shall indemnify the Shareholders against, any Merger Taxes for which the Shareholders are otherwise liable to the extent that, because of the application of section 1245 or section 1250 of the Code, the actual amount of the Merger Taxes exceeds the Merger Taxes that would have been imposed had the entire gain recognized as a result of the Merger been taxable at capital gains rates. Except as otherwise provided in this Section 9.1(c), all payments made
                                             --------------
pursuant to this Section 9.1(c) shall be made in accordance with Section
                 --------------                                  -------
10.3(c); provided, however, that no reductions in Tax payable by the Indemnified
         --------  -------
Party or any of its Affiliates shall be taken into account under Section 10.3(c)
                                                                 ---------------
in determining amounts payable pursuant to this Section 9.1(c).
                                                --------------

          (d)  Notwithstanding Section 9.1(a), the Shareholders (collectively)
                               --------------
and the Buyer shall each pay one-half of any real property transfer or gains Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax, or other similar Tax imposed on the transactions contemplated by this Agreement.

          9.2. TAX RETURNS.  The Shareholders shall file or cause to be filed
               -----------
when due (taking into account extensions properly obtained) all Tax Returns that are required to be filed by the Company with respect to all periods ending on or before the Closing Date and the Shareholders shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns, and the Buyer shall file or cause to be filed when due (taking into account extensions properly obtained) all Tax Returns that are required to be filed by the Company with respect to all periods ending after the Closing Date and the Buyer shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns. All Tax Returns which the Shareholders are required to file or cause to be filed in accordance with this Section 9.2 shall be prepared and filed in a manner consistent with past
     -----------
practice and, on such Tax Returns, no position shall be taken, elections made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods (including, but not limited to, positions, elections or methods which would have the effect of deferring income to periods for which the Shareholders are not liable or accelerating deductions to periods for which the Shareholders are liable), except as required by law.

          9.3. CONTEST PROVISIONS.  The Buyer shall notify the Shareholders in
               ------------------
writing upon receipt by the Buyer, any of its Affiliates, or the Company of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments that may affect the Tax liabilities of the Company for which the Shareholders would be required to indemnify the Buyer pursuant to Section 9.1,
                                                                  -----------
provided that failure to comply with this provision shall not affect the Buyer's right to indemnification hereunder except to the extent such failure materially impairs the Shareholders' ability to contest any such Tax liabilities.

          The Buyer shall have the sole right to represent the Company's interests in any Tax audit or administrative or court proceeding relating to taxable years or periods ending after the Closing Date. The Shareholders shall have the sole right to represent the Company's interests in any Tax audit or administrative or court proceeding relating to taxable years or periods ending on or before the Closing Date, and to employ counsel of its choice at its expense; provided, however,
         --------  -------
that the Buyer and its representatives shall be permitted, at the Buyer's expense, to be present at, and participate in, any such audit or proceeding. The Buyer shall have the sole right to defend the Company with respect to any issue arising in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, if Buyer shall have agreed in writing to forego any indemnification under this Agreement with respect to such issue. Notwithstanding the foregoing, neither the Shareholders nor any Affiliate of the Shareholders shall be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of the Buyer, the Company or any Affiliate thereof for any period after the Closing Date (including the imposition of income Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of the Buyer, which consent may not be unreasonably withheld, unless the Shareholders have agreed to indemnify the Buyer against the effects of any such settlement.

          9.4. ASSISTANCE AND COOPERATION.  After the Closing Date, each of the
               --------------------------
Shareholders and the Buyer shall (and cause their respective Affiliates to):

          (a) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in subsection Section 9.1(d) (relating to sales, transfer and
                             --------------
     similar Taxes);

          (b)  assist the other party in preparing any Tax Returns;

          (c) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns;

          (d) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company;

          (e) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company for taxable periods for which the other may have a liability under this Article IX;
                                                     ----------

          (f) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period; and

          (g) timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this Section 9.4.
                                                                -----------

                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

          10.1. INDEMNIFICATION BY THE SHAREHOLDERS.  (a) Each of the
                -----------------------------------
Shareholders agrees, jointly and severally, to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from:

          (i) any breach by a Shareholder of any of his covenants in this Agreement (other than Section 6.2 or 6.4(a)) or any breach
                                -----------    ------
     by the Trust or any Philson Shareholder of any of their respective covenants (other than Section 6.2 or 6.4(a) of each such Other Acquisition Agreement) in the Other Acquisition
     Agreements;

          (ii) any failure of a Shareholder to perform any of his obligations (other than Section 6.2 or 6.4(a)) in this Agreement
                             -----------    ------
     or any failure by the Trust or any Philson Shareholder to perform any of their respective obligations (other than Section 6.2 or 6.4(a) of each such Other Acquisition Agreement) in the Other Acquisition Agreements;

          (iii) any breach of Section 6.2 or 6.4(a) or of any warranty
                              -----------    -----
     or the inaccuracy of any representation of the Shareholders contained or referred to in this Agreement or any certificate delivered by or on behalf of the Shareholders pursuant hereto;

          (iv) any breach of Section 6.2 or 6.4(a) or of any warranty or the inaccuracy of any representation of the Trust or any Philson Shareholder contained or referred to in the Other Acquisition Agreements or any certificate delivered by or on behalf of the Trust or any Philson Shareholder pursuant thereto; or

          (v) the Excluded Assets (other than pursuant to the Lease Agreements) (as defined in the Emson Acquisition Agreement).

          (b)   Notwithstanding the foregoing Section 10.1(a), the Shareholders
                                            ---------------
shall be required to indemnify and hold harmless under clauses (iii) and (iv) of
Section 10.1(a) with respect to Losses and Expenses (without duplication)
---------------
incurred by Buyer Group Members only if such Losses and Expenses (together with any Losses and Expenses incurred by Buyer Group Members under clauses (iii) and
(iv) of Section 10.1(a) of the Other Acquisition Agreements) exceed $600,000 in the aggregate, but if in excess of such amount, then for the entire amount of such Losses and Expenses without deduction. In addition, the Shareholders shall be required to indemnify and hold harmless under clauses (iii) and (iv) of
Section 10.1(a) with respect to Losses and Expenses (without duplication)
---------------
incurred by Buyer Group Members only to the extent such Losses and Expenses (together with any Losses and Expenses incurred by Buyer Group Members under clauses (iii) and (iv) of Section 10.1(a) of the Other Acquisition Agreements) do not exceed $18 million in the aggregate. The limitations in this
Section 10.1(b) shall not apply to the extent related to Sections 4.1(a),
---------------                                          ---------------
4.1(b), 4.2, 4.3, 4.7 or 4.22 of this Agreement, Sections 4.1(a), 4.1(b), 4.2,
------  ---  ---  ---    ----                    ---------------  ------  ---
4.3, 4.7 or 4.22 in the Other Acquisition Agreements or Section 4.12(i) of the
---  ---    ----
Emson Acquisition Agreement. The Shareholders shall in no event be required to indemnify and hold harmless under clause (iv) of Section 10.1(a) as it relates
                                                 --------------
to a breach or inaccuracy of the third sentence of Section 4.12(i) of the Emson Acquisition Agreement with respect to Losses and Expenses incurred by Buyer Group Members in excess of $350,000.

          (c)   The indemnification provided for in this Section 10.1 shall
                                                         ------------
terminate two years after the Closing Date (and no claims shall be made by any Buyer Group Member under this Section 10.1 thereafter), except that the
                              ------------
indemnification by the Shareholders shall continue as to:

          (i)   the representations and warranties set forth in Sections
                                                                --------
     4.1(a), 4.1(b), 4.2, 4.3 and 4.22 and the covenants of the
     ------  -----   ---  ---     ----
     Shareholders set forth in Sections 7.2, 7.4, 7.5, 7.6 and 7.7, as
                               ------------  ---  ---  ---     ---
     to all of which no time limitation shall apply;

          (ii) the representations and warranties set forth in Sections 4.1(a), 4.1(b), 4.2, 4.3 and 4.22 and the covenants of the Trust and the Philson Shareholders, as applicable, set forth in Sections 7.2, 7.4, 7.5, 7.6, 7.7 and 10.5 in the Other Acquisition Agreements and the covenants of the Trust set forth in Section 7.8 of the Emson Acquisition Agreement, as to all of
        -----------
     which no time limitation shall apply;

          (iii) the representations and warranties set forth in Sections 4.7 and 4.18 and the covenants of the Shareholders set
     ------------     ----
     forth in Article IX, as to which the indemnification provided for
              ----------
     in this Section 10.1 shall terminate thirty (30) days after the
             ------------
     expiration of all applicable statutes of limitations relating thereto (taking into account any extensions or tollings thereof);

          (iv) the representations and warranties set forth in Sections 4.7 and 4.18 in the Other Acquisition Agreements and the covenants of the Trust and the Philson Shareholders, as applicable, set forth in Article IX in the Other Acquisition Agreements, as to which the indemnification provided for in this
     Section 10.1 shall terminate thirty (30) days after the
     ------------
     expiration of all applicable statutes of limitations relating thereto (taking into account any extensions or tollings thereof);

          (v)   the matter referred to in Section 10.1(a)(v), as to
                                          ------------------
     which no time limitation shall apply;

          (vi)  the covenant set forth in Section 7.1, as to which the
                                          -----------
     indemnification provided for in this Section 10.1 or Section 7.1
                                          ------------
     of the Other Acquisition

     Agreements shall terminate one year after the expiration of the noncompetition period provided for therein; and

          (vii) any Loss or Expense of which any Buyer Group Member has notified the Shareholders in accordance with the requirements of Section 10.3 on or prior to the date such indemnification
        ------------
     would otherwise terminate in accordance with this Section 10.1,
                                                       ------------
     as to which the obligation of the Shareholders shall continue until the liability of the Shareholders shall have been determined pursuant to this Article X, and the Shareholders shall
                                 ---------
     have reimbursed all Buyer Group Members for the full amount of such Loss and Expense in accordance with this Article X.
                                                   ---------

          (d) It is understood and agreed by the parties that in determining the amount of any Losses or Expenses (but not for purposes of determining whether any breach, failure or inaccuracy has arisen) incurred by Buyer Group Members pursuant to this Section 10.1, any "materiality," "Material Adverse
                         ------------
Effect" or like qualifiers shall not be taken into account.

          10.2. INDEMNIFICATION BY THE BUYER.  (a) The Buyer agrees to
                ----------------------------
indemnify and hold harmless each Shareholder Group Member from and against any and all Loss and Expense incurred by such Shareholder Group Member in connection with or arising from:

          (i) any breach by the Buyer or Mergerco of any of their covenants in this Agreement or in the Other Acquisition
     Agreements;

          (ii) any failure by the Buyer or Mergerco to perform any of their obligations in this Agreement or in the Other Acquisition Agreements;

          (iii) any breach of any warranty or the inaccuracy of any representation of the Buyer or Mergerco contained or referred to in this Agreement or in any certificate delivered by or on behalf of the Buyer or Mergerco pursuant hereto; or

          (iv) any breach of any warranty or the inaccuracy of any representation of the Buyer contained or referred to in the Other Acquisition Agreements or in any certificate delivered by or on behalf of Buyer pursuant thereto.

          (b)   Notwithstanding the foregoing Section 10.2(a), the Buyer shall
                                              ---------------
be required to indemnify and hold harmless under clauses (iii) and (iv) of
Section 10.2(a) with respect to Losses and Expenses (without duplication)
---------------
incurred by Shareholder Group Members only if such Losses and Expenses (together with any Losses and Expenses incurred by Shareholder Group Members under clauses
(iii) and (iv) of Section 10.2(a) of the Other Acquisition Agreements) exceed $600,000 in the aggregate, but if in excess of such amount, then for the entire amount of such Losses and Expense without deduction.

          (c)   The indemnification provided for in this Section 10.2 shall
                                                         ------------
terminate two years after the Closing Date (and no claims shall be made by any Shareholder Group Member under this Section 10.2 thereafter), except that the indemnification by the Buyer shall continue as to:

          (i)   the covenants of the Buyer set forth in Sections 7.2,
                                                        ------------
     7.4, 7.5, 7.6 and 7.7, as to all of which no time limitation
     ---  ---  ---     ---
     shall apply;


          (ii) the covenants of the Buyer set forth in Sections 7.2, 7.4, 7.5, 7.6 and 7.7 in the Other Acquisition Agreements and the matter in clause (v) of Section 10.2(a) and the covenants of the Buyer set forth in Section 7.8 of the Emson Acquisition Agreement, as to all of which no time limitation shall apply;

          (iii) the covenants of the Buyer set forth in Article IX as
                                                         ----------
     to which the indemnification provided for in this Section 10.2
                                                       ------------
     shall terminate thirty (30) days after the expiration of all applicable statutes of limitations (taking into account any extensions or tollings thereof);

          (iv) the covenants of the Buyer set forth in Article IX in the Other Acquisition Agreements as to which the indemnification provided for in this Section 10.2 shall terminate thirty (30)
                          ------------
     days after the expiration of all applicable statutes of limitations (taking into account any extensions or tollings thereof); and

          (v) any Loss or Expense of which any Shareholder Group Member have notified the Buyer in accordance with the requirements of Section 10.3 on or prior to the date such
                     ------------
     indemnification would otherwise terminate in accordance with this
     Section 10.2, as to which the obligation of the Buyer shall
     ------------
     continue until the liability of the Buyer shall have been determined pursuant to this Article X, and the Buyer shall have
                                 ---------
     reimbursed all the Shareholder Group Members for the full amount of such Loss and Expense in accordance with this Article X.
                                                      ---------

          (d) It is understood and agreed by the parties that in determining the amount of any Losses or Expenses (but not for purposes of determining whether any breach, failure or inaccuracy has arisen) incurred by Shareholder Group Members pursuant to this Section 10.2, any "materiality," "Material
                               ------------
Adverse Effect" or like qualifiers shall not be taken into account.

          10.3. NOTICE OF CLAIMS.  (a)  Any Buyer Group Member or Shareholder
                ----------------
Group Member (the "Indemnified Party") seeking indemnification hereunder shall
                   -----------------
give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail
      ----------                ------------
the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement upon which such claim is based; provided, however, that: (i) a
                                               --------  -------
Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and

(ii) failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

          (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article X shall be determined: (i) by the written agreement between the
---------
Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.

          (c)   Any payment by the Buyer or the Shareholders under Article IX or
                                                                   ----------
this Section 10.3 shall be calculated on an "After-Tax Basis," which shall mean
     ------------                            ---------------
an amount that is sufficient to compensate the Indemnified Party for the event or occurrence giving rise to such payment (the "Indemnified Event"), determined
                                                -----------------
after taking into account (i) all Tax increases payable by the Indemnified Party as a result of the receipt of the indemnity payment (as a result of the indemnity payment being included in income, or otherwise); provided, however,
                                                           --------  -------
that the Buyer and the Shareholders agree to report each such payment as an adjustment to the Purchase Price unless the Indemnified Party determines in good faith that such reporting position is incorrect (it being understood that if any such reporting position is later disallowed in any administrative or court proceeding, the Indemnitor shall indemnify the Indemnified Party for the effects of such disallowance, and it being further understood that this parenthetical clause shall remain in effect without limitation as to time), (ii) all Tax increases payable by the Indemnified Party for all affected taxable years or periods as a result of the Indemnified Event, and (iii) all reductions in Tax payable by the Indemnified Party or any of its Affiliates for all affected taxable years or periods as a result of the Indemnified Event. All calculations shall be made using reasonable assumptions agreed upon by the Buyer and the Shareholders and, in the case of any present-value calculations, shall utilize the applicable federal mid-term rate with annual compounding in effect at the time of the Indemnified Event, plus 2 percentage points.

          10.4. THIRD PERSON CLAIMS.  (a) Subject to Section 10.4(b), the
                -------------------                  ---------------
Indemnified Party shall have the right to conduct and control, through counsel reasonably satisfactory to the Indemnitor, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder; provided that the Indemnified Party shall consult in good
                      --------
faith with the Indemnitor with respect to material decisions and actions relating to the defense, compromise or settlement of any such claim. In any such case the Indemnitor shall use commercially reasonably efforts to cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided that the Indemnitor may participate, through
                      --------
counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party
                                 --------  -------
shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such
                                                          --------
event the Indemnified Party shall waive any right to indemnity therefor hereunder.

          (b) If any third Person claim, action or suit against any Indemnified Party is solely for money damages, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided that the Indemnified Party may participate,
                      --------
through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right
         --------
to indemnity therefor hereunder.

          (c)   If there shall be any conflict between the provisions of this
Section 10.4 and 9.3 (relating to Tax contests), the provisions of Section 9.3
------------     ---                                               -----------
shall control with respect to Tax contests.

          10.5. SHAREHOLDERS' ENVIRONMENTAL INDEMNITY. Notwithstanding any other
                -------------------------------------
provision of this Agreement, including the general indemnity provisions and limitations set forth elsewhere in this Article X, the Shareholders agrees to
                                        ---------
indemnify, defend and hold harmless each Buyer Group Member against any and all Losses and Expenses in connection with or arising from:

          (i) the failure of the Company to have complied prior to the Closing Date with applicable Environmental Laws, whether or not such failure is disclosed in or pursuant to this Agreement;

          (ii) the Release prior to the Closing Date of any Contaminant at, on, from or beneath any current or former Company Property (whether or not owned or leased by the Company), or the disposal, treatment or other Release prior to the Closing Date at any other property of any Containment generated by the Company, whether or not such failure is disclosed in or pursuant to this Agreement;

provided, however, that in the case of (i) or (ii) above only to the extent (A)
--------  -------
arising from or required to be addressed under any applicable Environmental Law as a result of a third party claim, action, suit or proceeding or (B) as would reasonably be expected to be required to be addressed under any applicable Environmental Law if the totality of the facts and circumstances were known by a Governmental Body; and provided, further, that the indemnification pursuant to
                       --------  -------
this Section 10.5 shall not apply to the portion of Losses and Expenses incurred
     ------------
by Buyer Group Members to the extent attributable to the acts of any Buyer Group Member or the their respective representatives on or after the Closing Date which aggravates any pre-existing environmental condition.

          10.6. SECURITY FOR INDEMNIFICATION. To secure the obligations of the
                ----------------------------
Shareholders to indemnify the Buyer Group Members under this Article X (and the
                                                             ---------
obligations of the Trust and the Philson Shareholders under Article X of each of the Other Acquisition Agreements), at the Closing the Buyer shall have deposited the Escrow Amount with the Escrow Agent, to be held and released in accordance with the terms of the Escrow Agreement. Until the entire Escrow Amount (or other security held under the Escrow Agreement) has been released in accordance with the terms of the Escrow Agreement, any indemnification required to be made by the Shareholders shall be satisfied pursuant to the terms of the Escrow Agreement. After the entire Escrow Amount (or other security held under the Escrow Agreement) has been so released, any indemnification obligations then remaining unsatisfied or thereafter arising shall be directly satisfied by the Shareholders through the payment to the Buyer Group Members of cash in an amount equal to the indemnifiable Loss or Expense. The parties agree to execute written instructions directing the Escrow Agent to release all or a portion of the Escrow Amount in accordance with and pursuant to the terms of this Article X.
                                                                   ---------

          10.7. EXCLUSIVE REMEDY. Except for fraud or any intentional
                ----------------
misrepresentation and except for injunctive or provisional relief, if the Closing occurs, this Article X and Article X of each of the Other Acquisition
                     ---------
Agreements shall be the exclusive remedies for the matters which are the subject of this Article X, including any breach of this Agreement or the Other
        ---------
Acquisition Agreements.


                             ARTICLE XI

                             TERMINATION
                             -----------

          11.1. TERMINATION.  Anything contained in this Agreement to the
                -----------
contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

          (a)   by the mutual consent of the Buyer and the Shareholders;

          (b) by the Buyer or the Shareholders if the Closing shall not have occurred on or before March 31, 1999 (or such later date as may be mutually agreed to by the Buyer and the Shareholders) (the "Termination Date"); provided,
           ----------------    --------
     however, that the right to terminate this Agreement pursuant to
     -------
     this Section 11.1(b) shall not be available to any party whose
          ---------------
     failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the consummation of the transactions to have occurred on or prior to the aforesaid date;

          (c) by the Buyer or the Shareholders if any court or other Governmental Body having jurisdiction over the Company or a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) by the Buyer in the event of any material breach by the Shareholders of any of the Shareholders (i) agreements hereunder, which breach is incapable of being cured on or prior to the Termination Date, or (ii) representations or warranties contained herein, which breach is incapable of being cured on or prior to the Termination Date;

          (e) by the Shareholders in the event of any material breach by the Buyer of any of the Buyer's (i) agreements hereunder, which breach is incapable of being cured on or prior to the Termination Date, or (ii) representations or warranties contained herein, which breach is incapable of being cured on or prior to the Termination Date;

          (f) by the Buyer or the Shareholders if either of the Other Acquisition Agreements has been terminated in accordance with its terms pursuant to Article XI thereof; or
                       ----------

          (g) by the Buyer if the Shareholders shall breach in any material respect any of its covenants or agreements in Section
                                                            -------
     6.8.
     ---

          11.2. NOTICE OF TERMINATION.  Any party desiring to terminate this
                ---------------------
Agreement pursuant to Section 12.1 shall give written notice of such termination
                      ------------
to the other party to this Agreement.

          11.3. EFFECT OF TERMINATION.  In the event that this Agreement
                ---------------------
shall be terminated pursuant to this Article XI, all further obligations of the
                                     ----------
parties under this Agreement (other than Sections 7.4, and 11.4) shall be
                                         ------------      ----
terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                  ARTICLE XII

                              GENERAL PROVISIONS
                              ------------------

          12.1. SURVIVAL OF OBLIGATIONS.  All representations, warranties,
                -----------------------
covenants, agreements and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided,
                                                                     --------
however, that, except as otherwise provided in Article X, the representations
-------                                        ---------
and warranties contained in Articles IV and V (other than the representations
                            -----------     -
and warranties contained in Sections 4.1, 4.2, 4.3, 4.7, 4.18 and 4.22, each of
                            -------- ---  ---  ---  ---  ----     ----
which shall survive as provided in Article X) shall terminate on the second
                                   ---------
anniversary of the Closing Date. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in
Article IV or V or under any certificate delivered with respect thereto under
----------    -
this Agreement after the date on which such representations and warranties terminate as set forth in this Section.

          12.2. NOTICES.  All notices or other communications required or
                -------
permitted hereunder shall be in writing and shall be deemed given or delivered
(i) when delivered personally, (ii) if transmitted by Fax when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier when received; and shall be addressed as follows:

          If to the Buyer, to:

                AptarGroup, Inc.
                475 West Terra Cotta Avenue, Suite E
                Crystal Lake, Illinois 60014
                Attention: Stephen J. Hagge

          with a copy to:

                Sidley & Austin
                One First National Plaza
                Chicago, Illinois 60603
                Attention: Frederick C. Lowinger

          If to the Shareholders, to:

                36 Little Fox Lane
                Westport, Connecticut 06880
                Attention: Ronald Meshberg
          with a copy to:

                Cahill Gordon & Reindel
                Eighty Pine Street
                New York, New York 10005
                Attention: Roger Meltzer

or to such other address as such party may indicate by a notice delivered to the other party hereto.

          12.3. SUCCESSORS AND ASSIGNS.  (a) The rights of either party under
                ----------------------
this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other, except that the rights of the Buyer hereunder may be assigned prior to the Closing, without the consent of the Shareholders, to any corporation, limited liability company or partnership all of the outstanding equity interests of which are owned or controlled by the Buyer; provided that (i) the assignee shall assume in writing all of the Buyer's obligations to the Shareholders hereunder, (ii) the Buyer shall not be released from any of its obligations hereunder by reason of such assignment and (iii) the Shareholders' obligations under this Agreement shall be subject to the delivery by such assignee, on or prior to the Closing Date, of a certificate signed on its behalf containing representations and warranties similar to those made by the Buyer in Article VI and an opinion of counsel to the Buyer with respect to
             ----------
the assignee which is similar to the opinion with respect to the Buyer set forth in Exhibit E to the Emson Acquisition Agreement. Following the Closing, either
   ---------
party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of the Buyer, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 12.3 any right,
                                                     ------------
remedy or claim under or by reason of this Agreement.

          12.4. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits
                ----------------------------
and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, including the Confidentiality Agreement (except for the provisions therein relating to the non-solicitation of employees which shall survive until the Closing, at which time such obligations shall be of no further force or effect). This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

          12.5. WAIVERS. Any term or provision of this Agreement may be waived,
                -------
or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          12.6. PARTIAL INVALIDITY. Wherever possible, each provision hereof
                ------------------
shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          12.7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two
                -------------------------
or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the Shareholders and the Buyer.

          12.8. GOVERNING LAW. Except to the extent the terms of this Agreement
                -------------
related to the Merger are required to be governed by Connecticut law, this Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                       APTARGROUP, INC.


                                       By: /s/ Peter Pfeiffer
                                           ---------------------------
                                           Name:  Peter Pfeiffer
                                           Title: Vice Chairman


                                       R MERGER CORPORATION


                                       By: /s/ Stephen J. Hagge
                                           ---------------------------
                                           Name:  Stephen J. Hagge
                                           Title: President


                                       R.P.M. MANUFACTURING COMPANY




                                       By: /s/ Ronald Meshberg
                                           ---------------------------
                                           Name:  Ronald Meshberg
                                           Title: President


                                       By: /s/ Emil Meshberg
                                           ---------------------------
                                           Emil Meshberg

                                       By: /s/ Ronald Meshberg
                                           ---------------------------
                                           Ronald Meshberg